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                                                                   EXHBIIT 10.15


                          CROSSROADS AT ORENCO STATION

                                Hillsboro, Oregon



                                      LEASE

                                     Between

                         PACIFIC REALTY ASSOCIATES, L.P.

                         a Delaware limited partnership,
                                   as Landlord



                                       and



                                G.I. JOE'S, INC.

                             an Oregon corporation,
                                    as Tenant

                                Dated: 1/28, 1998



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                                  LEASE SUMMARY

     NOTE: This Lease Summary is provided solely as a convenience to Landlord to summarize certain Lease provisions and is not to be given to or relied on by Tenant. It is not a complete summary of all material terms and conditions of this Lease. In the event of any inconsistency between any information shown on this Lease Summary and the provisions of this Lease, the provisions of this Lease govern.

Date of Lease: January 28, 1998

Landlord: PACIFIC REALTY ASSOCIATES, L.P., a Delaware limited partnership

Tenant: G.I. JOE'S, INC., an Oregon corporation

Tenant's Trade Name: G.I. Joe's

Type of Business: Retail sale of sporting goods, automobile parts and supplies and related goods and products.

Gross Leasable Area of Premises: A building containing approximately 55,120 square feet plus an Seasonal Sales Area of approximately 2,400 square feet for a total of 57,520 square feet

Minimum Business Hours:       Monday to Saturday             10 a.m. to 7 p.m.
                              Sunday                         12 p.m. to 6 p.m.

Address of Premises:  Crossroads at Orenco Station
                      Unit COS-02
                      Hillsboro, Oregon

Term Commencement Date: See Section 1.27 hereof

Term: Twenty (20) years with four (4) five (5) year options.

Monthly Fixed Minimum Rent (estimated): not to exceed $48,963.00

Percentage Rent: $ -0-

Security Deposit: $ -0-

Notice Address of Landlord:  PacTrust
                             Attn: General Counsel
                             15350 S.W. Sequoia Pkwy., Suite 300
                             Portland, OR 97224

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Notice Address of Tenant:    G.I. Joe's, Inc.
                             Attn: Norm Daniels, President
                             9805 Boeckman Road
                             Wilsonville, OR 97070

Tenant's Proportionate Share: Tenant's Share of Common Area Costs and other charges allocable of the tenants of the Shopping Center, calculated as set forth in Section 1.19 hereof.

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                                      LEASE



     THIS LEASE (this "Lease") is made and entered into as of January 28, 1998, by and between PACIFIC REALTY ASSOCIATES, L.P., a Delaware limited partnership ("Landlord"), and G.I. JOE'S, INC., an Oregon corporation ("Tenant").

     IN CONSIDERATION OF THE MUTUAL COVENANTS AND AGREEMENTS CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

1. DEFINITIONS.

     The terms set forth in this Section 1 shall have the meanings set forth below for each such term. Other terms used in this Lease and the Exhibits hereto not defined in this Section 1 shall have the meanings set forth elsewhere in this Lease and the Exhibits hereto.

     1.1. Building. The Building designated "G.I. Joe's" which is a portion of the Premises and is situated in the Shopping Center as shown on Exhibit A.

     1.2. Common Area. All areas and facilities within the Shopping Center not appropriated to the exclusive occupancy of tenants, including all Parking Area, sidewalks, pedestrian ways, driveways, drive-through lanes, signs, service delivery facilities, common storage areas, landscape areas, common utility facilities, and all other areas in the Shopping Center established by Landlord for non-exclusive use.

     1.3. Common Area Maintenance Costs. The total of all costs and expenses paid or incurred by Landlord in connection with the operation, maintenance, ownership, repair, and replacement of the Common Area and Useable Open Space. Without limiting the generality of the foregoing, Common Area Maintenance Costs include the Management Fee and all costs of and expenses for:

          (i) The maintenance of all paved surfaces and curbs in a smooth and evenly covered condition which maintenance shall include, without limitation, cleaning, sweeping, restriping, repairing, resealing and resurfacing. For the purposes of this Section, any overlay of the drive and parking area shall be considered a repair or maintenance item.

          (ii) The periodic removal of all papers, debris, filth, refuse, ice and snow, including sweeping as necessary to keep the Common Area and Useable Open Space in a first-class, clean and orderly condition. All sweeping shall be conducted at appropriate intervals and during such times so as to minimize

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     interference with the conduct of business or use of the Common Area by
     Tenant and other occupants of the Shopping Center.

          (iii) The placing, cleaning, keeping in repair, replacing and repainting any and all appropriate directional signs or markers, including any handicapped parking signs.

          (iv) The operation, repair, cleaning and replacing when necessary of Common Area lighting facilities as may be reasonably required.

          (v) The cleaning and maintaining of all landscaped areas, including landscaping and planters adjacent to exterior walls of buildings; repairing automatic sprinkler systems or water lines in the Common Area and Useable Open Space; irrigating, weeding, pruning, fertilizing and replacing shrubs, planting outside flowers and other landscaping as necessary.

          (vi) The maintaining, cleaning, and repairing of any and all common storm drains, utility lines, sewers and other utility systems and services located in the Common Area and Useable Open Space which are necessary for the operation of the Common Area and Useable Open Space, and the maintenance and replacement of the trunk line portion of utility lines serving the Building Areas in the Shopping Center.

          (vii) The cleaning (including washing and/or steam cleaning), maintenance and repair of all sidewalks, including those adjacent and contiguous to buildings located within the Shopping Center and Useable Open Space. Sidewalks shall be cleaned at appropriate intervals during such times so to minimize interference with the conduct of business or use of the Common Area and Useable Open Space by Tenant and other occupants of the Shopping Center.

          (viii) The obtaining of comprehensive general liability insurance coverage for the Common Area in accordance with the requirements of Section 6.2.

          (ix) The installation and maintenance of outside decorations.

          1.3.1 For purposes of this Agreement, Common Area Maintenance Costs shall not include: (i) any late charges or fees, provided Tenant has timely paid its Proportionate Share of Common Area Maintenance Costs and Management Fee pursuant to Section 12.1; (ii) any costs to clean up or repair the Common Area resulting from construction, maintenance or replacement of buildings (which shall be the sole obligation of the party owning such building(s); (iii) Landlord's profit,

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administrative and overhead costs (such as rent, legal, supplies, utilities and wages or salaries paid to management or supervisory personnel), except for the Management Fee, it being further agreed that if a person is involved with matters in addition to Common Area operational maintenance at the Shopping Center, then Landlord shall allocate such person's time to properly reflect the various duties; (iv) entertainment, transportation, meals, and lodging of anyone; (v) amounts paid to persons or entities affiliated with, controlled by, controlling of, or under common control with the Landlord, except as specifically approved in advance by Tenant after full disclosure of the nature of the relationship, and then only in amounts not greater than those which would have been changed by an unaffiliated party in an arms-length transaction; and
(vi) any debt service.

     1.4. CPI. The Consumer Price Index, All Items, for the Portland, Oregon/Vancouver, Washington Geographic Area, All Urban Consumers, published by the Bureau of Labor Statistics of the United States Department of Labor (1982-1984 equals 100). If the Base Year of the CPI is changed, then all calculations pursuant to this Lease which require the use of the CPI shall be made by using the appropriate conversion factor published by the Bureau of Labor Statistics (or successor agency) to correlate to the Base Year of the CPI herein specified. If no such conversion factor is published, then Landlord shall, if possible, make the necessary calculation to achieve such conversion. If such conversion is not in Landlord's judgment possible, or if publication of the CPI is discontinued, or if the basis of calculating the CPI is materially changed, then the term "CPI" shall mean (i) comparable statistics on the cost of living, as computed by an agency of the United States Government performing a function similar to the Bureau of Labor Statistics, or (ii) if none, by a substantial and responsible periodical or publication of recognized authority most closely approximating the result which would have been achieved by the CPI, as may be determined by Landlord in the exercise of its reasonable good faith business judgment.

     1.5. Core Area. That portion of the Shopping Center outlined by dashed line on the Site Plan attached hereto as Exhibit A and consisting of approximately Seven Hundred Twenty Thousand Four Hundred Twenty-one (720,421) square feet of land.

     1.6. ECR. That certain Construction, Operation and Reciprocal Easement Agreement affecting the Shopping Center, made and entered into as of November 26, 1997, by and between Landlord and Waremart, Inc., as amended from time to time.

     1.7. Environmental Laws. All statutes, ordinances, orders, rules, and regulations of all federal, state, or local governmental agencies relating to the use, generation, manufacture, installation, Release, discharge, storage, or disposal of Hazardous Materials.

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     1.8. Event of Default. The occurrence of any of the following:

          1.8.1. Vacation or Abandonment. Vacation or abandonment of the Premises for a continuous period in excess of sixty (60) days.

          1.8.2. Nonpayment of Money. Failure to pay when due Fixed Minimum Rent, Common Area Maintenance Costs, Taxes, or any other charge or sum due and payable by Tenant under this Lease.

          1.8.3. Prohibited Assignment or Subletting. Any assignment or subletting by Tenant in contravention of the terms and conditions of Section 13.

          1.8.4. Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due; the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation; the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceedings or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation, such proceeding shall not have been dismissed; the appointment of a receiver or trustee to take possession of all or substantially all of the assets of Tenant; a general assignment by Tenant for the benefit of creditors; any action or proceeding commenced by Tenant under any insolvency or bankruptcy act or under any other statute or regulation having as its purpose the protection of creditors, or any such action commenced against Tenant and not discharged within thirty (30) days after the date of commencement; or the attachment, execution, or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) days after the levy thereof.

          1.8.5. Failure to Perform Other Obligations. Failure to perform any other term, obligation, covenant, or agreement under this Lease.

     1.9. Exhibits. The following exhibits, which are attached hereto and made a part of this Lease:

         Exhibit A    - Site Plan
         Exhibit B    - Legal Description of Shopping Center
         Exhibit C    - Scope of Landlord's Work and Tenant's Work
         Exhibit D    - Form of Certificate of Commencement of Term
         Exhibit E    - Rules and Regulations
         Exhibit F    - Rent Calculations

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     1.10. Gross Leasable Area. The number of square feet of all areas in the
Shopping Center appropriated to the exclusive use or occupancy of the respective Shopping Center tenants or owner/occupants, including free-standing structures and uses, whether or not such areas are actually leased or occupied, measured from the exterior surface of exterior walls (and extensions thereof for openings), and/or from the center line of party or common walls or demising partitions. Notwithstanding the foregoing, Landlord may exclude from such Gross Leasable Area any portion of the Shopping Center so as long as such exclusion does not increase the costs of Tenant hereunder and such portions are owned and maintained by a third party.

     1.11. Gross Sales. The entire gross amount of the price, fee, commission, charge, or other consideration charged or received, whether wholly or partly for cash or on credit or otherwise, for all goods, wares, merchandise, services, or other business activities sold, leased, licensed, delivered, performed, or made, in, at, upon, or from any part of, or through any use of, the Premises by Tenant, or by means of any mechanical or vending device, or from orders secured or received in the Premises by telephone, mail, house to house, or other canvassing by personnel operating from, reporting to, or under the supervision of, any employee, agent, or representative of Tenant located at or operating out of the Premises, or which Tenant, in the normal and customary course of its operations, would credit or attribute to its business in the Premises, or by other means, whether or not filled elsewhere.

     1.12. Hazardous Materials. Petroleum, asbestos, polychlorinated biphenyls, radioactive materials, radon gas, or any chemical, material, or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "toxic substances", or words of similar import, under any applicable laws, including but not limited to, Federal Water Pollution Act, as amended (33 U.S.C. 1251 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. 6901 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. 1801 et seq.), and all similar statutes, rules, regulations, ordinances, and orders of the District of Columbia.

     1.13. Interest. The per annum rate equal to the greater of (i) eighteen percent (18%) or (ii) the prime rate, reference rate, or succeeding similar index, as published in the Wall Street Journal, in effect from time to time plus two percent (2%), but not to exceed the maximum rate allowed by applicable usury law.

     1.14. Lease Year. Each period during the Term commencing on January 1 and ending on December 31 next succeeding, except that the first Lease Year shall

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commence on the first day of the Term and end on December 31 next succeeding, and the last Lease Year shall end on the last day of the Term.

     1.15. Management Fee. The management and administrative fee equal to ten percent (10%) of the total Common Area Maintenance Costs (after deducting therefrom all sums paid for taxes, insurance and capital expenditures exceeding Ten Thousand Dollars [$10,000.00])for the Lease Year in question. The Management Fee shall be paid to Landlord as reimbursement for its direct internal administration and overhead costs incurred in the operation and management of the Common Area hereunder (such as wages and salaries paid by Landlord to its employees engaged in property management or accounting) and no such costs shall be included in Common Area Maintenance Costs.

     1.16. Month. Each full calendar month during the Term.

     1.17. Seasonal Sales Area. That portion of the Premises designated "Seasonal Sales Area" and shown as cross-hatched on Exhibit A hereto.

     1.18. Parking Area. All Common Area (except sidewalks and service delivery facilities) now or hereafter designated by Landlord for the parking or access of motor vehicles, including roads, traffic lanes, drive-through lanes, vehicular parking spaces, landscaped areas, and walkways.

     1.19. Premises. The Building containing approximately fifty-five thousand one hundred twenty (55,120) square feet of Gross Leasable Area, located in the Shopping Center substantially where depicted as single-hatched on Exhibit A, together with the exterior covered sales area containing approximately two thousand four hundred (2,400) square feet substantially where depicted as cross-hatched on Exhibit A and all other appurtenances specifically granted to Tenant in this Lease. For purposes of calculating Tenant's Proportionate Share as set forth in Section 1.19 below, the Premises shall be deemed to contain fifty-seven thousand five hundred twenty (57,520) square feet of Gross Leasable Area, plus an amount equal to five percent (5%) of such Gross Leasable Area to reimburse Landlord for all costs incurred in connection with the installation of the Useable Open Space requirement of the City of Hillsboro, Oregon, maintenance and repair of the Useable Open Space requirement imposed by the City of Hillsboro, Oregon.

     1.20. Proportionate Share. Unless otherwise specified in this Lease, whenever Tenant is required to pay its Proportionate Share, such Proportionate Share shall be equal to the ratio (expressed as a percentage) which the number of square feet of Gross Leasable Area in the Premises (including the five percent (5%) Useable Open Space requirement) as defined in Section 1.18 above bears to the total number of square feet of Gross Leasable Area in the Shopping Center. If the Shopping Center

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is expanded or contracted, then as of the date of completion of such expansion or contraction, Tenant's Proportionate Share shall be adjusted, pursuant to the foregoing formula, to reflect any increased or decreased amount of Gross Leasable Area contained in the Shopping Center. Within fifteen (15) days of the Term Commencement Date, Landlord shall deliver to Tenant a letter establishing the Tenant's Proportionate Share. In no event shall Tenant's Proportionate Share of the Common Area Maintenance Costs be greater than forty two percent (42%).

     1.21. Protective Covenants: That certain Protective Covenants Agreement effecting the Shopping Center and certain adjacent property made and entered into as of _______, 1998 by Landlord, as amended from time to time.

     1.22. Release. As used in Section 25 ("Hazardous Materials"), disposal or placement or existence of any Hazardous Materials in, on, about, or under the Premises or Shopping Center in violation of any Environmental Laws.

     1.23. Rent. Fixed Minimum Rent, Common Area Maintenance Costs, Taxes, and all other sums and amounts payable by Tenant hereunder as additional rent.

     1.24. Shopping Center. The real property described in Exhibit B, together with all improvements from time to time or at any time located thereon.

     1.25. Substantial Completion: The date that an architect employed by the party performing any work hereunder certifies to that party in writing that all work to be performed by such party pursuant to this Agreement is substantially complete, except for punch list items and construction items to be completed as part of the Initial Shopping Center and/or part of the Initial Premises that would not prevent the other party from performing its work in the Premises or, in the case of Tenant, opening for business in the Premises and except for any of such parties work which cannot be feasibly performed prior to completion by the other party of its work.

     1.26. Taxes. The following: (i) all real estate taxes and assessments and all other taxes relating to or levied, assessed, or imposed on the Shopping Center or any portion thereof or interest therein (including, but not limited to the Useable Open Space allocated to the Shopping Center, whether located within the Shopping Center or on real property subject to the Protective Covenants) but excluding that portion of the Shopping Center shown as shaded on Exhibit A, attached hereto; (ii) all other taxes, assessments, charges, levies, fees, or penalties, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature imposed, levied, assessed, charged, conformed, or collected by any governmental authority or other entity either directly or indirectly (A) for public improvements, user, maintenance, or development fees, services, or benefits, (B) upon or with respect to the development, possession, leasing, operation, management, maintenance, alteration, repair, use, or

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occupancy of, or business operations in, the Shopping Center, (C) upon, against, or measured by the area of the Shopping Center or uses made thereof or leases made to tenants thereof, and (D) for environmental matters or as a result of the imposition of mitigation measures, including parking taxes, employer parking regulations, or fees, charges, or assessments as a result of the treatment of the Shopping Center, or any portion thereof or interest therein, as a source of pollution or storm water runoff, (iii) any tax or excise, however described, imposed in addition to, or in substitution partially or totally of, any or all of the foregoing taxes, assessments, charges, or fees; and (iv) any and all costs, expenses, and attorneys' fees paid or incurred by Landlord in connection with any proceeding or action to contest in whole or in part, formally or informally, the imposition, collection, or validity of any of the foregoing taxes, assessments, charges, or fees. If by law any Tax may be paid in installments at the option of the taxpayer, then Landlord shall include within Taxes hereunder only those installments (including interest, if any) which would become due by exercise of such option. Taxes shall not include any taxes, assessment fees, or charges for which Tenant is directly responsible under
Section 7.2 or taxes payable by Landlord measured by Landlord's net income, or as franchise or inheritance taxes.

     1.27. Term. The period commencing on the Term Commencement Date and ending (unless sooner terminated as provided in this Lease) on the Term Expiration Date (the "Original Term"), including any "Extended Term," as defined in Section 3.6.

     1.28. Term Commencement Date. The earlier of (i) the date forty-five (45) calendar days after Landlord "substantially completes" "Landlord's Work" pursuant to Exhibit C (or would have "substantially completed" Landlord's Work had Landlord not been prevented from so doing due to delays caused by Tenant), or (ii) the date on which Tenant first opens for business in the Premises.

     1.29. Term Expiration Date. The last day of the Two Hundred Fortieth (240th) Month after the Term Commencement Date, unless Tenant has timely exercised an option to extend this Lease, in which event, the last day of the Extended Term then in effect.

     1.30. Useable Open Space. The City of Hillsboro, Oregon requires that five percent (5%) of the total land area of the Shopping Center be designated and established as "Useable Open Space" and that such Useable Open Space be landscaped, developed and maintained in accordance with the administrative requirements of the City of Hillsboro and the Protective Covenants. Landlord has set aside and will develop certain real property as Useable Open Space in conjunction with the development of the Shopping Center and other adjacent property which may

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be located, in whole or in part, within the Shopping Center or on real property adjacent to the Shopping Center, as Landlord reasonably determines.

2. LEASE OF PREMISES.

     2.1. Lease and Hiring. Landlord leases to Tenant, and Tenant rents from Landlord, the Premises for the Term, at the Rent, and upon the terms, covenants, and conditions contained herein.

3. TERM.

     3.1. Duration. This Lease, and the terms, covenants, and conditions contained herein, shall be effective as of the date hereof.

     3.2. Certificate. Within fifteen (15) days following the Term Commencement Date, Tenant shall execute and deliver to Landlord a certificate in the form attached hereto as Exhibit D and incorporated herein by reference setting forth the Term Commencement Date and the Term Expiration Date. Tenant's failure to deliver the certificate hereunder shall not affect the Term Commencement Date nor the Term Expiration Date but, at Landlord's option, shall constitute an Event of Default by Tenant hereunder.

     3.3. Termination for Delay. Notwithstanding anything to the contrary contained herein and subject to force majeure delay, in the event Landlord is unable to substantially complete the construction of the Premises by September 15, 1998, Tenant may elect by written notice to Landlord to cause Tenant's obligation to pay Fixed Minimum Monthly Rent as set forth herein to be abated until the earlier of (a) the date Tenant accepts possession of the Premises or
(b) February 1, 1999 (the "Abatement Period"). During the Abatement Period, Tenant shall pay Landlord monthly all Additional Rent required by this Lease plus a sum equal to one twelfth (1/12) of the product obtained when nine percent is multiplied by all construction costs then incurred by Landlord in performing Landlord's Work as defined herein. Fixed Minimum Rent as calculated pursuant to Exhibit F and hereunder shall, in any event, commence no later than February 1, 1999.

     In the event Landlord is unable to complete construction of the Premises by June 1, 1999, as its sole and exclusive remedy, Tenant shall have the right, by written notice to Landlord to terminate this Lease.

     Notwithstanding anything to the contrary contained herein, in the event either (i) Tenant has not commenced "Tenant's Work" in the Premises pursuant to Exhibit C within fifteen (15) days after substantial completion by Landlord of Landlord's Work; or (ii) Tenant fails to prosecute diligently Tenant's Work to substantial completion in

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accordance with Exhibit C, Landlord shall have the right, by written notice to
Tenant, to terminate this Lease.

     Upon any Lease termination pursuant to this Section 3.3, neither party shall have any further right, obligation or liability to the other party under this Lease.

     3.4. Holding Over. If Tenant should remain in possession of the Premises after the expiration of the Term with the express written consent of Landlord and without executing a new lease, then such holding over shall be deemed a tenancy from month-to-month, subject to all conditions, provisions, and obligations of this Lease, except that the Fixed Minimum Rent then in effect shall be increased to an amount equal to one hundred ten percent (110%) of such Fixed Minimum Rent.

     3.5. Option to Extend this Lease. Provided there exists no Event of Default on the date of Tenant's notice to Landlord, Tenant shall have the right to extend this Lease for four (4) separate and additional consecutive periods of five (5) years each ("Extended Term") by giving Landlord written notice of its intention to so extend at least one hundred eighty (180) days before the end of the Original Term or any Extended Term then in effect.

4. RENT.

     4.1. Fixed Minimum Monthly Rent for the Original Term. Tenant shall pay to Landlord "Fixed Minimum Monthly Rent" for the first sixty (60) months of the Original Term, which shall be determined as set forth in Exhibit F, attached hereto and incorporated herein by reference.

     4.2. Adjustment in Fixed Minimum Monthly Rent During Original Term. The Fixed Minimum Monthly Rent set forth in Section 4.1 shall be increased on the first (1st) day of the fifth (5th) Lease Year, and thereafter on the first (1st) day of the tenth (10th) and fifteenth (15th) Lease Year by an amount equal to the product obtained when the Fixed Minimum Monthly Rent on the date of last adjustment (the "Adjustment Date") is multiplied by ten percent (10%). For the purpose of adjusting Fixed Minimum Monthly Rent on the first (1st) Adjustment Date, the Fixed Minimum Monthly Rent as of the Term Commencement Date shall be multiplied by ten percent (10%). On each Adjustment Date, the Fixed Minimum Monthly Rent then in effect shall be increased, but not decreased, by multiplying such Fixed Minimum Monthly Rent by ten percent (10%). Upon Landlord's determination thereof, Landlord shall give written notice of the amount of the Fixed Minimum Monthly Rent as so adjusted and the basis of computation thereof.

     4.3. Fixed Minimum Monthly Rent During Extended Term(s), If Any. In the event Tenant has duly exercised its option to extend the Term hereof for a first

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Extended Term, the Fixed Minimum Monthly Rent for each month of such first
Extended Term shall be equal to the product obtained when the Fixed Minimum Monthly Rent for the last month of the Original Term is multiplied by One Hundred Ten percent (110%). If Tenant has duly exercised its option to extend the Term hereof for the second Extended Term, the Fixed Minimum Monthly Rent for the second Extended Term shall remain the same as the Fixed Minimum Monthly Rent during the first Extended Term. If Tenant has duly exercised its option to extend the Term hereof for the third Extended Term, the Fixed Minimum Rent for each month of such third Extended Term shall be equal to the product obtained when the Fixed Minimum Monthly Rent for the last month of the second Extended Term is multiplied by One Hundred Ten percent (110%). If Tenant has exercised its option to extend the Term hereof for the fourth Extended Term, the Fixed Minimum Monthly Rent for the fourth Extended Term shall remain the same as the Fixed Minimum Monthly Rent during the third Extended Term.

     4.4. Payment and Proration of Fixed Minimum Monthly Rent. Fixed Minimum Monthly Rent shall be paid without notice, deduction, or offset in advance on or before the first day of each Month during the Term, unless the Term commences on a day other than the first day of a Month, in which event Tenant shall pay to Landlord on the first day of the Term, as Fixed Minimum Monthly Rent for such first partial calendar month of the Term, a pro rata portion of the Fixed Minimum Monthly Rent for the first month of the Original Term set forth in Exhibit F equal to the product of (i) the quotient obtained when the Fixed Minimum Monthly Rent for the first month of the Original Term set forth in Exhibit F multiplied by twelve (12) is divided by three hundred sixty-five
(365), times (ii) the number of days of such first partial calendar month of the Term.

     4.5. Reports of Gross Sales. On or before the sixtieth (60th) day following each Lease Year, Tenant shall furnish to Landlord a true and accurate statement of all Gross Sales for such Lease Year, showing in detail all items, deductions, exclusions, and additions included in the calculation of such Gross Sales. Such statement shall otherwise be in such form as Landlord may from time to time reasonably prescribe and shall be certified as correct by an authorized representative of Tenant.

     4.6. Additional Rent. For all purposes under this Lease, all sums and other amounts payable by Tenant to Landlord or otherwise hereunder which are not specifically denominated as "rent" shall be payable as and shall be deemed to be additional rent. Such sums and amounts shall be payable as and when provided under this Lease, unless no date is specified, in which case such sums shall be payable together with each installment of Fixed Minimum Rent payable hereunder.

     4.7. Late Charge; Rent Notices; Address for Payment of Rent. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due under this Lease will cause Landlord to incur additional costs not contemplated by this Lease, the exact amount of which will be extremely difficult or impossible to ascertain. Such additional costs include processing and accounting charges and late charges which may be imposed upon Landlord by the terms of any mortgage or deed of trust covering the Premises. Therefore, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord within ten (10) days after the date that such amount is due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount. The parties hereby acknowledge, warrant, and represent that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of an Event of Default with respect to such overdue amount or prevent Landlord from exercising any or all of the other rights and remedies granted under this Lease. Landlord may, as a matter of convenience, provide to Tenant from time to time billings or invoices for Rent or other sums due under this Lease, but Tenant's failure to receive any such billing or invoice, or Landlord's omission or cessation of any such billing or invoice shall not excuse Tenant's obligation for the timely payment of Rent and other sums due in accordance with this Lease. Tenant shall pay the Rent by check or draft payable to:

         PacTrust
         Attn: Accounting; Facility No. COS/02
         15350 S.W. Sequoia Pkwy., #300
         Portland, OR 97224

or as otherwise may be designated in writing by Landlord.

5. PERMISSIBLE USE; TENANT'S CONDUCT OF BUSINESS.

     5.1. Use Restrictions.

          5.1.1. Use; Trade Name. Tenant shall use the Premises solely for the following purpose: the retail sale of sporting goods, including boats and boating supplies, outdoor and activewear, footwear, after market automobile parts, supplies and accessories and merchandise incidental to the foregoing together with no more than twenty-five hundred (2,500) square feet of Gross Leasable Area for sales and display of food for off-Premises consumption and for such other retail uses as may be reasonably approved by Landlord in writing. Tenant shall conduct its business in the Premises solely under the trade name of GI Joe's. Tenant shall not use or permit the Premises to be used for any other purpose or under any other trade name whatsoever.

          5.1.2. Prohibited Uses. Tenant covenants and agrees that it shall not include or permit in the use of the Premises for any use which violates the ECR, the Protective Covenants, any exclusive right of any other tenant of the Shopping Center of which Landlord has provided written notice to Tenant and which exclusive does not violate Tenant's use as set forth in Section 5.1.1 above, and/or any of the following uses, whether incidental to the use of the Premises or otherwise: (i) the sale of food and/or beverages for on or off-premises consumption (including consumption at outdoor seating) except as permitted in Section 5.1.1 above; (ii) the sale of merchandise which, under the laws of the State of Oregon, is required to be dispensed by or under the supervision of a registered or licensed pharmacist; (iii) except as set forth below, the sale of alcoholic beverages for on- or off-premises consumption; (iv) the sale of lottery tickets or drug paraphernalia; (v) check cashing services;
(vi) self-service laundry or car wash; (vii) a beauty salon, barber shop, or wig shop; (viii) an office, other than an administrative office necessary to the operation of Tenant's retail business; (ix) veterinarian's services; (x) tax preparation services; (xi) a church or other place of worship; (xii) a training or educational facility; (xiii) an entertainment or recreational facility; (iv) any coin or token-operated vending machines or similar device for the sale or leasing to the public of any goods, wares, merchandise, food, beverages, and/or service, including pay telephones, pay lockers, pay toilets, scales, video games, or other amusement devices; or (xv) a thrift shop, flea market, or store selling used products. As used in this Lease, a "training or educational facility" includes, without limitation, a beauty school, barber college, place of instruction, or any other operation catering to students or trainees rather than to customers, and an "entertainment or recreational facility" includes, without limitation, an amusement center; electronic or mechanical games arcade; pool or billiard hall; betting parlor or bingo parlor; health or aerobic spa or studio; gymnasium; massage parlor; pornographic shop; adult book store; or any other place of public or private amusement. Notwithstanding the foregoing, Tenant may utilize no more than five hundred (500) square feet of the Gross Leasable Area of the Premises for sale of packaged alcoholic beverages for off-Premises consumption and, subject to having obtained all governmental permits for and Landlord's reasonable consent as to location, size, design and method of attachment, may install two (2) telephone units each on the exterior wall and on the interior walls of the Premises and may install two (2) vending machines on the sidewalk immediately in front of the Premises. In no event shall any such telephones or vending machines interfere with the safe ingress, egress and passage of pedestrian in the Shopping Center.

     5.2. Continuous And Full Operation. Tenant shall open for business in the Premises within sixty (60) days after Landlord "substantially completes" "Landlord's Work" pursuant to Exhibit C (or would have "substantially completed" Landlord's Work had Landlord not been prevented from so doing due to delays caused by Tenant) and shall remain open for business continuously and uninterruptedly during the first three (3) years of the Term thereafter, during at least the following minimum business hours:

         Monday to Saturday             10 a.m. to 7 p.m.
         Sunday                         12 p.m. to 6 p.m.

In no event however shall such hours be fewer than the hours of the majority of other businesses in the Shopping Center, or fewer than the hours of comparable businesses in the Portland, Oregon, Metropolitan Area. Tenant shall occupy and use the entire Premises for the purpose or purposes specified herein and shall continuously fully merchandise the Premises (except during times when the Premises may be untenable by reason of fire or other casualty), subject only to the provisions of this Section 5. Tenant shall continue to operate its business to the extent reasonably practicable during any period of reconstruction or repair. Tenant shall not vacate or abandon the Premises at any time during the Term.

          5.2.1. Landlord's Right to Terminate Lease. In addition to any other remedy of Landlord set forth herein, if Tenant fails to operate its business in the Premises at any time during the Term for a period of more than six (6) consecutive months for reasons other than force majeure matters as set forth in
Section 26.5 hereof, then Landlord may, by delivering ninety (90) days prior written notice, elect to terminate the Lease, which termination shall be effective on the ninety-first (91st) day following receipt of such notice by Tenant; provided, however, that Tenant may nullify Landlord's right of termination by reopening its store for business within the ninety (90) day period. If Landlord terminates the Lease as set forth herein, neither party shall have any further right or obligation hereunder.

     5.3. Insurance Requirements; Compliance With Laws. Tenant shall not do or permit anything to be done in or about the Premises, or bring or keep anything therein, which will increase the rate of any insurance on the Shopping Center, or any portion thereof or interest therein. Tenant shall, at its sole cost and expense, comply with any and all orders and requirements imposed by any insurance company providing casualty (including fire and extended coverage) or public liability insurance to Tenant or Landlord and covering the Shopping Center, or any portion thereof or interest therein. Tenant shall promptly comply with any and all laws, ordinances, rules, regulations, and orders applicable to the Premises. Tenant's obligations hereunder shall include the making of alterations, additions, and improvements and the installation of additional facilities required for the conduct or continuance of Tenant's business on the Premises, including (without limitation) any alterations, additions, or improvements to the Premises or the installation of additional facilities at the Premises required by the Americans with Disabilities Act. Tenant shall not use, or permit the use of, any portion of the Premises for any unlawful or immoral purpose.

Tenant may contest or review, by procedures permitted by applicable law or insurance policies, at its own expense, any such order, requirement, law, ordinance, rule, or regulation, and may delay compliance therewith if permitted by such law or policy, provided that Landlord or any other tenant, occupant, or owner of the Shopping Center is not subject to civil liability or criminal prosecution as a result thereof and Landlord's title to or interest in, or such tenant's, occupant's or owner's business in or title to, the Shopping Center, or any portion thereof, is not subjected to forfeiture, involuntary sale, loss, or closure as a result thereof. Tenant shall indemnify, defend, protect, and hold Landlord and such other tenants, occupants, and owners harmless from and against any and all liability, loss, cost, damage, or expense (including attorneys' fees) resulting from or in connection with any contest hereunder. Any contest shall be conducted with all due diligence. Tenant shall diligently comply with any final, non-appealable decision in any such contest.

     5.4. Use Limitations and Requirements. Tenant shall not conduct or allow any auction, fire, going out of business, or bankruptcy sales in or from the Premises. Tenant shall not perform any acts or conduct any practices which may injure the Shopping Center, or any portion thereof, or which may injure the reputation of the Shopping Center, or constitute a nuisance, annoyance, or menace to other tenants of the Shopping Center, or disturb their quiet enjoyment. Tenant shall keep the Premises, front and rear walkways adjacent to the Premises, and any service delivery facilities allocated for the use of Tenant (whether or not exclusive) clean and free from rubbish and dirt at all times, shall store all trash and garbage within the Premises, and shall arrange for the regular pickup of such trash and garbage at Tenant's expense, unless garbage pick-up is included in Common Area Maintenance Costs pursuant to Section
12.2. Tenant shall not burn any trash or garbage of any kind in or about the Premises or Shopping Center. All plumbing facilities within or serving the Premises shall be used only for the purposes for which they are installed, and no foreign substance of any kind shall be thrown therein; any and all costs and expenses resulting from misuse of such plumbing facilities in violation of the foregoing by Tenant or any other person shall be borne by Tenant. Neither Tenant nor its employees, agents, or contractors shall mark or deface any walls, ceilings, partitions, floors, wood, stone, or iron within or about the Premises.
Tenant: (i) shall warehouse, store, and/or stock in the Premises only such goods, wares, and merchandise as Tenant intends to offer for retail sale in, on, at, or from the Premises within a reasonable time after receipt thereat; (ii) shall use for office, clerical, or other non-selling purposes only such space as is from time to time reasonably required for Tenant's business therein; and
(iii) shall not perform therein any such functions for any other store or business of Tenant, or any affiliate of Tenant.

     5.5. ECR and Protective Covenants. Tenant acknowledges receipt of a copy of the ECR and the Protective Covenants. During the Term, Tenant, and its permitted sublessees, concessionaires and licensees, shall not violate any of the provisions of the ECR or the Protective Covenants. Tenant shall indemnify, protect and hold Landlord harmless from and against any and all losses, costs, actions, claims, expenses (including reasonable attorney's fees) and liabilities arising out of or related to any act or omission by Tenant or its permitted sublessees, concessionaires, licensees or invitees (whether or not said act or omission is consented to by Tenant) which constitutes a violation of the ECR or the Protective Covenants or puts Landlord in violation of the ECR or the Protective Covenants. If requested by Landlord, Tenant shall, at its sole cost and with counsel chosen by Landlord, undertake the defense of any action against Landlord as a consequence of such violation.

     5.6. Outside Merchandising. Notwithstanding anything to the contrary contained herein, Tenant may conduct seasonal or promotional sales of merchandise from a portion of the Common Area in front of the Premises at the location described in the ECR (the "Seasonal Sales Area") subject to the following restrictions: (i) any sale from the Seasonal Sale Area shall be limited to not more than fourteen (14) days per calendar year during the month of July of any year; (ii) all sales activities shall be limited to the greater of no more than twenty-two (22) parking spaces or an area not to exceed a total of 7,200 square feet within the Seasonal Sales Area; (iii) all booths, stands, displays or other structures erected in connection therewith shall be promptly removed by Tenant upon the termination of such sales activity; and (iv) the use of the Seasonal Sales Area shall not unreasonably interfere with the free movement of vehicular or pedestrian traffic within the Shopping Center or with access to or from the Shopping Center.

     5.7. Enforcement of Rules and Regulations. Landlord shall use its such efforts to enforce the rules and regulations attached hereto as Exhibit E as Landlord deems reasonable in its sole discretion. In the event Tenant provides Landlord with written notice specifying a breach of such rules and regulations by another tenant of the Shopping Center and Landlord fails or refuses to enforce such rules and regulations, Landlord shall be deemed to have assigned to Tenant the right to enforce such rules and regulations against such other breaching tenant and Tenant shall indemnify and hold Landlord harmless from and against any and all damage, claim, loss or expense incurred by Landlord as the result of such enforcement by Tenant.

6. INSURANCE.

     6.1. Tenant's Insurance. At its sole cost and expense, Tenant shall maintain in full force and effect as of the date of this Lease and continuing throughout the Term, the following policies of insurance:

          6.1.1. Liability Insurance. Comprehensive General Liability Insurance or Commercial General Liability Insurance, insuring against liability for bodily injury or death to persons, property damage and personal injury, covering the Premises and the business of Tenant, with a combined single limit of liability not less than Two Million Dollars ($2,000,000.00) per occurrence per location, such coverage to be in a commercial general liability form with at least the following endorsements: (i) deleting any employee exclusion on personal injury coverage; (ii) including coverage for injuries to or caused by employees; (iii) providing for blanket contractual liability coverage (including Tenant's indemnity obligations contained in this Lease), broad form property damage coverage and products completed operations, owner's protective and personal injury coverage; (iv) providing for coverage of employers automobile non-ownership liability; and (v) if required by Landlord, providing liquor liability coverage. All such insurance: (i) shall be primary and non-contributory; (ii) shall provide for severability of interests; (iii) shall provide that an act or omission of one of the named insureds shall not reduce or avoid coverage to the other named insureds; and (iv) shall afford coverage for all claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. If, in the opinion of Landlord's insurance advisor, the amount or scope of such coverage is deemed inadequate at any time during the Term, Tenant shall increase such coverage to such reasonable amounts or scope as Landlord's advisor deems adequate.

          6.1.2. Plate Glass Insurance. Tenant shall be required to carry plate glass insurance at such time as plate glass insurance becomes available in the State of Oregon at commercially reasonable rates.

          6.1.3. Tenant's Insurance on Fixtures. Fire insurance, with standard extended coverage, sprinkler leakage, vandalism, and malicious mischief endorsements on all of Tenant's fixtures and equipment in the Premises, in an amount not less than one hundred percent (100%) of their full insurable value, the proceeds of which shall, so long as this Lease is in effect, be used for the repair or replacement of the fixtures and equipment so insured.

          6.1.4. Tenant's Worker's Compensation Insurance. Worker's Compensation Insurance in the manner and to the extent required by applicable law and with limits of liability not less than the minimum required under applicable law, covering all employees of Tenant having any duties or responsibilities in or about the Premises.

     6.2. Landlord's Insurance. Landlord shall, as of the date of this Lease and continuing throughout the Term, maintain in full force and effect a policy or policies of fire insurance covering the buildings within the Shopping Center, including the

Building with standard extended coverage, vandalism, malicious mischief, and sprinkler leakage endorsements, and such other insurance in such amounts and covering such other liability or hazards as deemed appropriate by Landlord. The amount and scope of coverage of Landlord's insurance hereunder shall be determined by Landlord from time to time in its sole discretion and shall be subject to such deductible amounts as Landlord may elect. Landlord shall have the right to reduce or terminate any insurance or coverage called for by this
Section 6.2. to the extent that any such coverage is not reasonably available in the commercial insurance industry from recognized carriers. Tenant shall reimburse Landlord, as additional rent, the full amount of the costs of all insurance maintained by Landlord hereunder, or otherwise on all or any portion of the Building. The amount of such costs which Tenant is required to reimburse shall be prorated on the basis of a 365-day year to account for any fractional portion of the period for which said costs are paid which is included in the Term at its commencement or expiration (or sooner termination). Tenant shall so pay Landlord within thirty (30) days after receipt of notice from Landlord of the amount due. The cost of all insurance maintained by Landlord hereunder, or otherwise on all or any portion of the Shopping Center other than the Building, shall be included in Common Area Maintenance Costs. All insurance proceeds payable under Landlord's casualty insurance carried hereunder shall be payable solely to Landlord, and Tenant shall have no interest therein.

     6.3. Policy Requirements. All insurance policies required to be carried under this Lease shall be issued by financially sound qualified insurers, approved to do business in the State of Oregon. All Tenant's insurance (other than Worker's Compensation) shall name Landlord, Landlord's managing agent, and such other persons or entities as Landlord may from time to time designate, as additional insureds and shall not contain deductibles in excess of Five Thousand Dollars ($5,000.00). Tenant's Worker's Compensation Insurance shall contain an employer's contingent liability endorsement. Prior to the Term Commencement Date and thereafter not less frequently than annually, Tenant shall deliver to Landlord certificates of all insurance required to be carried by Tenant hereunder, showing that such policies are in full force and effect in accordance with this Section 6. Tenant shall obtain written undertakings from each insurer under policies maintained by Tenant hereunder to notify Landlord, and any other additional insured thereunder, at least thirty (30) days prior to cancellation, amendment or reduction in coverage under any such policy.

     6.4. Blanket Coverage. Any policy required to be maintained hereunder by either party may be maintained under a so-called "blanket policy", insuring other parties and other locations, so long as the amount of insurance required to be provided hereunder is not thereby diminished.

     6.5. Waiver of Subrogation. To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other on account of any and all claims Landlord or Tenant may have against the other with respect to any risk insured against by insurance actually carried, or required to be carried hereunder, to the extent of the proceeds realized from such insurance coverage. Each casualty insurance policy carried by Landlord or Tenant hereunder, or which either may obtain with respect to the Premises or the Shopping Center independent of obligations hereunder, shall provide that the insurer waives all rights of recovery by way of subrogation against Landlord or Tenant in connection with all matters included within the scope of the waiver of recovery contained in this Section 6.5.

7. TAXES.

     7.1. Tenant's Payment of Taxes. Commencing on the Term Commencement Date and thereafter throughout the Term, Tenant shall pay to Landlord, as part of Common Area Maintenance Costs, Tenant's Proportionate Share of Taxes.

     7.2. Tenant's Payment of Taxes Relating to the Premises. In addition to payment by Tenant of its Proportionate Share of Taxes, Tenant shall pay any and all taxes, assessments, levies, license fees, business taxes, impositions, in-lieu taxes or fees, excises, or charges, of any kind or character, general or special, ordinary or extraordinary, unforeseen as well as foreseen, which are:
(i) levied against, upon, measured by, or attributable to any and all leasehold improvements to the Premises over and above the base Building shell, whether installed or paid for by Landlord or Tenant, and upon any and all fixtures, equipment, and personal property installed or located in the Premises, or levied upon, measured by, or reasonably attributable to the cost or value of any of the foregoing; (ii) levied upon or measured by the Fixed Minimum Rent, Percentage Rent, or any other amounts payable by Tenant hereunder, including any gross income taxes, excise tax, or value-added tax levied by any governmental authority or other entity with respect to the receipt or making of such payments; (iii) levied upon or with respect to the development, possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant of, or business operations of Tenant in, the Premises or any portion thereof; (iv) levied upon or with respect to the transaction under this Lease, any document to which Tenant is a party creating or transferring any interest or an estate in the Premises, or any leases, subleases, licenses, or concessions made to Tenant, any subtenant, or other occupant of the Premises; or
(v) enacted by way of substitution for or in addition to all or any part of the foregoing. Tenant shall make payment of all amounts hereunder before delinquency directly to the levying authority and shall provide Landlord receipts evidencing such payments. If any of the foregoing taxes, assessments, fees, or charges are included in tax bills to Landlord for Taxes, then Tenant shall pay to

Landlord the amount attributable to the taxes, fees, assessments, or charges so included immediately upon demand by Landlord and prior to the payment date required with respect to such tax bill.

8. CONSTRUCTION.

     8.1. Initial Shopping Center Construction; Landlord's and Tenant's Work. The design, construction, and development of the Shopping Center and/or the design and construction of the Building, and the design and construction of the Premises and "Landlord's Work" and "Tenant's Work" therein, shall be undertaken in accordance with this Section 8 and the provisions of Exhibit C.

     8.2. Landlord's Work. Landlord shall, prior to the commencement of the Term, at Landlord's sole cost and expense, construct the Building and all Common Area improvements in the Core Area in accordance with such design and construction criteria and methods as Landlord and Tenant shall mutually determine as necessary or appropriate. The Premises shall be constructed in substantial accordance with the outline specifications set forth under "Landlord's Work" on Exhibit C and with Landlord's Plans (as defined below).

     8.3. Governmental Approval. Promptly after the date this Lease is executed by Landlord and Tenant, or such other date as Landlord and Tenant shall mutually agree, Landlord shall, at Landlord's sole cost and expense, commence preparation of Landlord's Plans (as defined below) necessary to apply for all permits and approvals required by appropriate governmental authorities to permit the construction of Landlord's Work ("Governmental Approvals"), and once Landlord's Plans have been prepared, to apply for all necessary Governmental Approvals. If Landlord, despite Landlord's use of commercially reasonable efforts, is unable to obtain all necessary Governmental Approvals within two hundred seventy (270) days after Landlord and Tenant have approved Landlord's Plans pursuant to
Section 8.3, subject to extension for delays due to events or causes over which Landlord has no control (including, without limitation, governmental delays), either party may terminate this Lease upon ten (10) days written notice to the other party, which notice shall be given no later than thirty (30) days after the end of such two hundred seventy (270) day period. In the event both parties fail to provide the written notice required hereunder, the parties shall be deemed to have waived their right to terminate this Lease in accordance with this Section 8.2 and the Lease shall continue in full force and effect.

     8.4. Landlord's Plans.

          8.4.1. The Building and all Common Area improvements in the Core Area will be constructed in accordance with plans and specifications (the "Landlord's Plans") which have been prepared by an architect selected and employed by Landlord

("Architect") and have been approved by Tenant. Tenant's architect has provided Landlord with prototype plans and specifications which have been used for the design of the interior of the Building and the Seasonal Sales Area.

          8.4.2. The architects have prepared Landlord's Plans based upon the description of Landlord's Work as set forth in part A of Exhibit C and Tenant's Work in part B of Exhibit C. The completed plans have been submitted to and approved by Landlord and Tenant. The parties agree that such completed plans shall be subject to such minor revisions.

          8.4.3. If Landlord has not approved Tenant's Plans within fifteen (15) days after they have been submitted to Landlord for approval, Landlord and Tenant shall meet and confer in good faith for a period of thirty (30) days in the attempt to resolve any dispute concerning Tenant's Plans. If the parties are unable to reasonably resolve any such dispute within such thirty (30) day period, Tenant or Landlord may terminate this Lease upon ten (10) days written notice to the other party which notice shall be given no later than thirty (30) days after the end of such forty-five (45) day period or such right of termination shall be deemed waived and this Lease shall remain in full force and effect.

     8.5. Performance of Landlord's Work.

          8.5.1. Promptly after the execution of this Lease by Landlord and Tenant, Landlord and Tenant shall agree upon a construction schedule. Landlord will commence performance of Landlord's Work in accordance with such schedule at such time as Landlord deems appropriate taking into account weather and other factors beyond Landlord's reasonable control. Landlord shall cause Landlord's Work to be diligently prosecuted to completion and performed in a good and workmanlike manner in accordance with all applicable legal requirements and good construction practices. Not less than ninety (90) days prior to the date Landlord anticipates delivering the Premises to Tenant in the condition required under Section 1.25, Landlord shall notify Tenant of such anticipated delivery date (the "Anticipated Delivery Date").

          8.5.2. Landlord will give Tenant at least seven (7) days prior written notice of the completion of Landlord's Work (the "Work Notice") and will deliver vacant possession of the Building and the Premises to Tenant with Landlord's Work substantially complete subject only to minor punch list items. The date which is fifteen (15) days after Landlord delivers possession of the Building and the Premises to Tenant as required herein is the Term Commencement Date. Landlord shall use Landlord's reasonable efforts to deliver possession of the Building and the Premises to Tenant on or before October 15, 1998. In no event shall Landlord deliver possession of the Building to Tenant between the period commencing on October 16, 1998 and ending on January 31, 1999 without Tenant's prior written consent, which consent may be withheld by Tenant in Tenant's sole discretion.

          8.5.3. Notwithstanding acceptance of possession of the Premises by Tenant, Landlord must fully complete all of Landlord's Work. By accepting possession of the Premises, Tenant does not waive any failure of Landlord to fully complete all of Landlord's Work. Upon opening for business in the Premises, Tenant shall be deemed to have accepted the Premises with Landlord's Work completed.

     8.6. Tenant's Plans and Construction. Tenant shall prepare, furnish to Landlord, and obtain Landlord's prior written approval (which Landlord shall not unreasonably withhold) of all necessary drawings and specifications for Tenant's proposed improvements to the Premises and shall thereafter construct such improvements pursuant to the provisions under "Tenant's Work" in Exhibit C. Provided that Tenant has obtained the insurance required by Section 6 above and Exhibit C, then Tenant shall, upon receipt of Landlord's Work Notice, have the right to enter the Premises to construct and complete Tenant's Work and to install all Tenant's fixtures, sign faces, equipment and merchandise at the Premises. Tenant's entry into the Premises hereunder shall be at Tenant's own risk and without interference with any remaining work which must be performed by Landlord in the Premises or to the balance of the Shopping Center. Tenant shall use all due diligence to construct and complete Tenant's Work and shall complete Tenant's Work, the installation of all Tenant's fixtures, sign faces, equipment, and merchandise and open for business in the Premises within sixty (60) days after the date of Landlord's Work Notice hereunder. Tenant shall design and construct Tenant's Work hereunder at Tenant's sole cost and expense. Any and all fixtures and equipment which Tenant may install or otherwise employ on the Premises shall be new and shall not have been previously utilized at other locations.

     8.7. Compliance With Codes and Regulations. Tenant and its agents, employees, and contractors shall diligently prosecute Tenant's Work to completion and shall perform Tenant's Work in a first-class manner using new materials of good quality, and in compliance with all applicable codes, laws, ordinances, rules, and regulations of all governmental and quasi-governmental authorities with jurisdiction, including (without limitation) the Americans with Disabilities Act.

     8.8. Tenant's Acceptance. The opening by Tenant of its business in the Premises shall constitute acknowledgment by Tenant that the Premises, the Building, and the Common Area are then in the condition called for by this Lease and that Landlord has performed all of Landlord's Work with respect thereto. Failure of Landlord to complete any work of construction or improvement called for hereunder within the time and in the condition provided for in this Lease shall not give rise to any claim for damages by Tenant against Landlord or against Landlord's contractors or architects, and Tenant hereby waives any such claims.

     8.9. Warranties. Landlord shall obtain from all prime contractors a one-year written warranty (beginning upon the Term Commencement Date) against defects in materials or workmanship, except that Landlord will obtain a two-year written warranty against defects and materials or workmanship of the roof. Concurrently with Tenant's acceptance of the Premises, or as soon thereafter as is reasonably possible, Landlord will deliver to Tenant all warranties relating to those items which Tenant is obligated to maintain and repair under this Lease. Landlord agrees to reasonably cooperate with Tenant in enforcing any such warranty.

     8.10. Site Plan Approval. The Site Plan showing the Shopping Center and the Premises attached as Exhibit "A" and Landlord and Tenant confirm approval of said Site Plan.

9. REPAIRS AND MAINTENANCE; ALTERATIONS.

     9.1. By Tenant. Tenant, at Tenant's sole cost and expense, shall at all times keep the Premises and all elements thereof, including the exterior foundations, exterior walls, canopy, roof, downspouts, and gutters of the Building, all glass, plate glass, show cases, storefront parts, and moldings, doors, doorjambs, door closers, door hardware, fixtures, equipment, and appurtenances thereof, floors, partitions, all electrical, lighting, heating, plumbing, and sprinkler systems, fixtures and equipment, and any air conditioning system serving the Premises in good order, condition, and repair, including replacements, reasonable periodic painting as determined by Landlord, and repair of leaks around ducts, pipes, vents, or other parts of the air conditioning, heating, or plumbing systems which protrude through the roof or floor. Landlord shall have no obligation for the performance of any maintenance, repair or replacement of all or any portion of the Building or the Premises and Tenant hereby releases Landlord from all such obligations. Tenant shall also be responsible for the repair of any and all damage caused to the Building or any other portion of the Shopping Center by any act, neglect, or omission of Tenant or its employees, agents, invitees, licensees, contractors, or subtenants; the repair of any such damage shall be made at Tenant's cost and expense. Tenant shall maintain in force at Tenant's expense a service and preventative maintenance contract with an authorized air-conditioning service company covering all heating and air conditioning equipment serving the Premises, and shall provide Landlord with a copy thereof prior to commencement of the Term.

     9.2. Alterations by Tenant. Tenant shall make no alterations, improvements, or additions in, upon, to, or about the structure, roof or exterior of the Premises without Landlord's prior written consent. Unless otherwise specified by Landlord pursuant to Section 22.1., all alterations, additions, or improvements, to the Premises, including air conditioning and heating equipment, mechanical systems, floor coverings, and fixtures, other than Tenant's trade fixtures, which may be made or installed by either of the parties in, upon, or about the Premises shall be the property of Landlord, and at the termination of this Lease shall remain upon and be surrendered with the Premises.

     9.3. Construction Requirements. Any and all alterations, additions, or improvements made by Tenant under this Section 9 shall be designed by a competent licensed architect or structural engineer and shall be made under the supervision of such architect or engineer by financially sound, bondable contractors of good reputation in accordance with plans and specifications approved in writing by Landlord hereunder before commencement of any work. Landlord may require in connection with its consent to any alterations, additions, or improvements hereunder, that any contractor, or major subcontractors, provide payment and completion bonds in such amounts and with sureties acceptable to Landlord. All alterations, additions, and improvements made by Tenant hereunder shall be performed in a good and workmanlike manner, diligently prosecuted to completion, and using new materials. Tenant shall notify Landlord at least twenty (20) days prior to commencement of any work, alteration, addition, or improvement hereunder so that Landlord may post, file, and/or record any notice of non-responsibility or other notice required under applicable mechanic's lien laws. Upon completion of any work hereunder, Tenant shall record in the Office of the Recorder of Deeds for Washington County, Oregon a notice of completion or any other notice required or permitted by applicable mechanic's lien law to commence the running of, or terminate, any period for the filing of liens or claims, and shall deliver to Landlord as-built drawings of such alteration, addition or improvement, any certificate of occupancy or other equivalent evidence of completion of such work in accordance with the requirements of applicable law and evidence that Landlord has been named an additional beneficiary under any and all warranties provided by any contractor of Tenant for any alteration, addition or improvement to the Building, including Tenant's Work. Tenant shall perform or cause performance of all work hereunder in accordance with such rules and regulations as Landlord may from time to time prescribe with respect thereto, and in such manner so as not to obstruct or interfere with access to the Premises of any other tenant or owner of the Shopping Center, the business of any such tenant or owner conducted therein, or any portion of the Common Area. Prior to commencing any work hereunder, Tenant shall supply to Landlord evidence that its contractor or contractors have procured such insurance as Landlord may prescribe in connection with such work.

     9.4. Liens. Tenant shall pay, or cause to be paid, all sums, costs, and expenses due for, or purporting to be due for, any work, labor, services, materials, supplies, or equipment furnished, or claimed to be furnished, to or for Tenant in, upon, or about the Premises, and shall keep the Premises and the Shopping Center free of all mechanic's, materialmen's, or other liens arising therefrom. Tenant may contest any such lien, if Tenant first procures and posts, records, and/or files a bond or bonds issued by a financially sound, qualified corporate surety, in conformance with the requirements of applicable law for the release of such lien from the Premises and/or Shopping Center. Tenant shall pay and fully discharge any contested claim of lien within five (5) days after entry of final judgment adverse to Tenant in any action to enforce or foreclose the same; notwithstanding any such contest, Landlord shall have the absolute right at any time to pay any lien imposed hereunder if in Landlord's reasonable good faith judgment such payment is necessary to avoid the forfeiture, involuntary sale, or loss of any interest of Landlord or any other tenant or owner in the Shopping Center, or any portion thereof. Tenant shall indemnify, defend, protect, and hold Landlord harmless of and from any and all loss, cost, liability, damage, injury, or expense (including attorneys' fees) arising out of or in connection with claims or liens for work, labor, services, materials, supplies, or equipment furnished or claimed to be furnished to or for Tenant in, upon, or about the Premises or the Shopping Center.

10. UTILITIES.

     10.1. Tenant To Pay for Utilities and Utility Connections. Tenant shall pay for the cost of connecting all utilities to the Premises, including water, sewage, gas, electricity and telephones. Tenant shall promptly pay, as the same become due and payable, all bills, charges, fees, assessments, and exactions for all water, gas, electricity, heat, refuse pickup, sewer service, telephone, and any other utilities, materials, and services furnished to or used by Tenant in, on, or about the Premises. If any utility, material, or service is not separately charged or metered to the Premises, Tenant shall pay to Landlord, within ten (10) days after written demand therefor, Tenant's pro rata share of the total cost thereof as may be determined by Landlord; if any utility, material, or service is included as part of the maintenance of the Common Area and/or the Useable Open Space under Section 12, then the cost thereof shall be included in Common Area Maintenance Costs and Tenant shall pay its share thereof in accordance with Section 12.3.

     10.2. Landlord to Provide Mains and Conduits; No Liability for Interruption of Service. Landlord shall provide and maintain the necessary mains, conduits, and cables to bring water, telephone, electricity and/or gas, and remove sewage from, the exterior wall of the Building containing the Premises. In no event shall Landlord be liable for any interruption or failure of any utility services for any cause, whether or not within Landlord's control or due to Landlord's act or neglect.

11. ADVERTISING, SIGNS AND DISPLAYS.

     11.1. Signs and Other Advertising Media. Within forty-five (45) days of the date hereof, Landlord shall deliver to Tenant Landlord's Sign Criteria for Tenant's signs and which sign criteria shall specify the areas, location, size and type of signage permitted in the Shopping Center. Within thirty (30) days after receipt by Tenant of Landlord's Sign Criteria, Tenant shall deliver to Landlord Tenant's Sign Proposal which shall conform to Landlord's Sign Criteria and which shall specify the areas, location, size and description of all signage proposed by Tenant for its use in the Shopping Center. Within ten (10) days of receipt of Tenant's Sign Proposal, Landlord shall either approve or disapprove Tenant's Sign Proposal. In the event Landlord disapproves Tenant's Sign Proposal, Landlord shall specify in reasonable detail the reasons for any such disapproval and the parties shall thereafter reasonably negotiate Tenant's final signage in good faith. Other than those signs described on Tenant's Sign Proposal which Landlord has approved, Tenant shall not erect or install in, upon, or about the Premises any exterior or interior signs or advertising media or window or door lettering or placards, without Landlord's consent. Notwithstanding the foregoing, Landlord hereby approves the use by Tenant on the front and, if permitted by governmental authority, or the rear of the Premises of Tenant's current standard logo identification, inclusive of G.I. Joe's name, "Sports and Auto Identifier and Boat Identifier." All such signs and media shall conform to Landlord's sign criteria provided to Tenant or otherwise prescribed from time to time by Landlord and shall otherwise comply with all applicable laws, ordinances, rules, and regulations. Tenant shall properly and promptly maintain and repair its signs, and keep them in a neat and clean condition. Upon expiration of this Lease, Tenant shall promptly remove all signs installed hereunder, unless otherwise specified by Landlord pursuant to Section 22.1., and shall "cap off" the electrical wiring thereto. Tenant shall not use any advertising media or other media that is objectionable to Landlord, or which can be heard outside the Premises, such as loudspeakers, phonographs, or radio broadcasts.

     11.2. Exterior Displays; Illumination of Window Displays. Tenant shall not keep or display any merchandise on, or otherwise obstruct in any manner, the sidewalks or areaways adjacent to the Premises without Landlord's consent made in Landlord's sole discretion. Tenant shall maintain its display windows and show cases of the Premises in a neat and clean condition, and shall also keep them well lighted from dusk until such time as Landlord may determine from time to time during each and every day of the Term. No exposed fluorescent tubes or incandescent bulbs, except in factory built track lighting fixtures approved by Landlord, shall be used for the illumination of display windows. If (i) a pylon sign is permitted in the Shopping Center by governmental authority and (ii) Landlord elects to construct such pylon sign and (iii) Landlord allows any occupant of the Shopping Center a sign face thereon, then Landlord shall allow Tenant a space on such pylon sign so long as Tenant first agrees to pay its prorata share (based on the area of all sign panels on such pylon sign) of all costs of construction, monthly maintenance and monthly utilities of such pylon sign plus the entire cost of Tenant's sign panel and the installation and permitting thereof.

12. COMMON AREA AND USEABLE OPEN SPACE

     12.1. Maintenance and Repair. Landlord shall, throughout the Term, maintain in good order, condition and repair (ordinary wear and tear, damage due to casualty and condemnation or taking excepted) all Common Area in the Shopping Center and Useable Open Space, where ever it may be located. Landlord may at any time delegate such maintenance, or any portion thereof, to any other third party, affiliated or non-affiliated, upon such terms and conditions as Landlord deems compensatory, necessary, or appropriate. Any use of the Common Area and Useable Open Space shall be subject to such reasonable rules and regulations as Landlord may from time to time or at any time promulgate.

     12.2. Payment by Tenant of Proportionate Share of Common Area Maintenance Costs. Commencing with the Term Commencement Date and thereafter throughout the Term, Tenant shall pay to Landlord in the manner hereinafter provided, Tenant's Proportionate Share of Common Area Maintenance Costs, except that Taxes shall be paid by Tenant under Section 7.

          12.2.1. Method of Payment. On the first day of each Month during each Lease Year, Tenant shall pay in advance one-twelfth (1/12th) of the amount which Landlord estimates as Tenant's Proportionate Share of Common Area Maintenance Costs for such Lease Year. In the event the Term commences on a day other than the first day of a Month, Tenant shall pay to Landlord on the first day of the Term, as Tenant's estimated Proportionate Share of Common Area Maintenance Costs for such first partial calendar month of the Term, a pro rata portion of Tenant's estimated Proportionate Share of Common Area Maintenance Costs based on a thirty (30) day month. Within sixty (60) days after the end of each Lease Year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of the actual amount of Tenant's Proportionate Share of Common Area Maintenance Costs. If the amount paid by Tenant during such Lease Year is less than Tenant's Proportionate Share of Common Area Maintenance Costs as shown by Landlord's statement, then Tenant shall pay the difference within twenty (20) days after the date of Landlord's statement; if the amount paid by Tenant during such Lease Year is more than Tenant's

Proportionate Share of Common Area Maintenance Costs as shown by such statement, then Tenant shall receive a credit on future payments of Common Area Maintenance Costs hereunder for the amount of such excess.

          12.2.2. Adjustments During Lease Year. If at any time it appears to Landlord that Common Area Maintenance Costs for any Lease Year may exceed Landlord's estimate thereof, then Landlord shall have the right by notice to Tenant to revise the estimated monthly amount payable by Tenant hereunder, and subsequent payments of Tenant's estimated Proportionate Share of Common Area Maintenance Costs hereunder shall be increased based upon such revised statement.

          12.2.3. Prorations. For the Lease Years in which the Term commences and ends, Common Area Maintenance Costs shall be prorated based on the number of days of the calendar year the Term is in effect.

     12.3. Grant of Non-Exclusive Rights in Common Area; Rules and Regulations. Subject to the terms and conditions of this Lease, and such reasonable rules and regulations as Landlord may from time to time promulgate with respect thereto, until termination of this Lease, Landlord hereby grants to Tenant, and its invitees and licensees, the non-exclusive right to use the Common Area for ingress and egress to and from the Premises. Tenant and its invitees and licensees shall observe all rules and regulations which Landlord may from time to time or at any time promulgate with respect to the use, operation, and maintenance of the Common Area or any other portion of the Shopping Center. Any such rules and regulations shall be binding upon Tenant and its licensees and invitees upon Landlord's delivery of a copy thereof to Tenant. Tenant shall not use the Common Area, or any other portion of the Shopping Center, for any purpose, or allow therein any use, other than that specifically allowed hereunder or under any reasonable rules and regulations promulgated by Landlord hereunder. Tenant's use of the Common Area is granted hereunder as a revocable license and, if Landlord revokes such license or if the amount of Common Area or Tenant's use thereof hereunder is diminished, altered, damaged, or modified, Landlord shall not be subject to any liability or claims of any kind or character, nor shall Tenant be entitled to any compensation, damages, or rental abatement on account thereof, nor shall any such diminution, alteration, change, or modification be deemed a constructive or actual eviction of Tenant, and all such rights and remedies are hereby waived by Tenant.

     12.4. Receiving and Deliveries. All receiving of goods and materials at the Premises, all delivery of goods and merchandise to the Premises, and all removal of garbage and refuse from the Premises shall be made only by way of Tenant's rear service door, if any, or the service delivery facilities designated by Landlord for Tenant's use. Landlord hereby grants to Tenant and Tenant's employees, invitees and licensees, the non-exclusive right, during the Term, to use, in common with others entitled to the use thereof, the service delivery facilities most immediately adjacent to the Premises, subject to the terms and conditions of this Lease and any rules and regulations as Landlord may from time to time or at any time promulgate hereunder.

     12.5. Tenant Parking. Tenant and its officers, agents, contractors, and employees shall park their motor vehicles only in that portion of the Parking Area which Landlord may from time to time designate hereunder. Tenant shall not at any time park, or permit the parking of, motor vehicles in truck passageways or adjacent to any loading area or service delivery facility so as to interfere in any way with the use thereof by others, nor shall Tenant at any time park, or permit the parking of, motor vehicles of its suppliers or vendors in the Parking Area. If required by Landlord, Tenant shall cause its employees to display stickers on their vehicles indicating that they are entitled to park in those portions of the Parking Area designated as employee parking by Landlord.

     12.6. Changes to Shopping Center. So long as such changes do not materially interfere with the conduct by Tenant of its business in the Premises, Landlord shall have the right, at any time or from time to time, to designate or change, alter, modify, or improve any portion of the Shopping Center as Common Area and/or Parking Area; may change the shape, size, location, number, and extent of the improvements shown on Exhibit A; and may eliminate or add any property or improvements to the Shopping Center, including one or more parking decks or parking structures.

     12.7. Seasonal Sales Area. Notwithstanding anything to the contrary contained in this Section 12, Landlord hereby grants Tenant, and its invitees and licensees, the exclusive right to use the Seasonal Sales Area. At any time Tenant occupies or utilizes the Seasonal Sales Area, Tenant shall maintain such Seasonal Sales Area in good order, condition and repair.

13. ASSIGNMENT AND SUBLETTING.

     13.1. Lease as Personal to Tenant. Tenant acknowledges that Landlord has entered into this Lease based on Tenant's qualifications to operate Tenant's business under its trade name as specified in Section 5.1.1 above pursuant to the information given and representations made by Tenant to Landlord with respect thereto. As such, this Lease is intended by the parties to create a leasehold estate personal to Tenant to enable Tenant to so operate its business in the Premises under such trade name. Tenant acknowledges that Landlord is the owner of the Shopping Center and has bargained for and entered into this Lease in order to derive the economic and other benefits of such ownership, and that Tenant has no intention of profiting from an increase in the value of the leasehold estate created hereunder so as to deprive

Landlord of the benefits of its ownership of the Shopping Center. The parties have agreed to the provisions of this Section 13 in order to effectuate the foregoing understandings.

     13.2. Landlord Consent Required; Notice. Tenant shall not assign this Lease, or any rights, duties, or obligations hereunder, and Tenant shall not sublet all or any portion of the Premises, without Landlord's prior written consent to such assignment or sublease, which consent Landlord shall not unreasonably withhold or delay, and then only upon and subject to the terms and conditions hereinafter set forth. In considering any request for consent to a proposed assignment or sublease, Landlord shall make its decision based on the standards and criteria set forth in Section 13.5. Prior to effectuating any such assignment or sublease, Tenant shall notify Landlord in writing of the name and address of the proposed assignee or sublessee, and deliver to Landlord with such notice a true and complete copy of the proposed assignment agreement or sublease, financial statements from such proposed assignee or sublessee, such other information or documents as may be necessary or appropriate to enable Landlord to determine the qualifications of the proposed assignee or sublessee and the compliance of such transaction with the requirements of this Section 13, and a request that Landlord consent thereto ("Tenant's Notice"). Within thirty
(30) days after the receipt of Tenant's Notice, Landlord shall either: (i) consent in writing to such proposed assignment or sublease, subject to the terms and conditions hereinafter set forth; or (ii) notify Tenant in writing that Landlord refuses such consent; or (iii) terminate this Lease with respect to the portion of the Premises which Tenant desires to assign or sublease. Upon such termination of this Lease with respect to the portion of the Premises which Tenant desires to assign or sublease, the Fixed Minimum Rent then payable by Tenant to Landlord hereunder and Tenant's Proportionate Share shall be reduced in the proportion that the number of square feet of Gross Leasable Area in such portion of the Premises bears to the total number of square feet of Gross Leasable Area of the Premises then leased by Tenant under this Lease.

     13.3. Payment of Consideration to Landlord. If Landlord consents to any assignment of this Lease or to a sublease Thirteen Thousand (13,000) square feet or more of the Premises hereunder, then Tenant shall pay to Landlord immediately upon Tenant's receipt thereof, any and all consideration received by Tenant on account of such transaction, howsoever the same may be denominated, to the extent that such consideration exceeds the unamortized cost of any leasehold improvements to the Premises made and paid for by Tenant, and in the case of subleases, to the extent that such consideration exceeds the pro rata portion of the Fixed Minimum Rent and other charges payable by Tenant hereunder attributable to the sublet portion of the Premises, based on the Gross Leasable Area of the Premises and the Gross Leasable Area of the Premises sublet. As used herein "consideration" includes any payments received by Tenant on account of such assignment or subletting, rent, and other payments received by Tenant on account thereof, payments made in consideration of the operation of Tenant's business in the Premises, good will, non-competition covenants, or any other amounts payable either directly or indirectly in connection with such transaction.

     13.4. Recapture Option. Any time during the thirty (30)-day period following Landlord's receipt of Tenant's Notice, Landlord may give written notice to Tenant that Landlord elects to: (i) terminate this Lease, if Tenant has proposed to assign its interest hereunder; (ii) terminate this Lease with respect to the portion of the Premises which Tenant desires to sublet, if Tenant has proposed to sublet Thirteen Thousand (13,000) square feet or more of the Premises. If Landlord elects to terminate this Lease with respect only to a portion of the Premises, then this Lease shall be modified to reflect the smaller square footage of the remaining Premises, including a pro rata adjustment of rent and other charges due hereunder. If Landlord acts to terminate this Lease with respect to the entire Premises, then neither Landlord nor Tenant shall be liable to the other for any reason having to do with this Lease from and after the date of such termination, except for matters which shall have arisen prior to such date and except for the obligations of Tenant under the Lease with respect to the condition of the Premises upon termination or expiration of this Lease.

     13.5. Parameters of Landlord's Consent. Landlord shall have the right to base its consent to any assignment or sublease hereunder upon such factors and considerations as Landlord, in its good faith business judgment, deems relevant or material to the proposed assignment or sublease transaction and the best interest of the Shopping Center operations. Without limiting the generality of the foregoing, Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to any assignment or sublease transaction hereunder if Tenant has not demonstrated to Landlord's complete satisfaction, within the exercise by Landlord of its good faith business judgment, that: (i) the proposed assignee or sublessee is financially responsible, with sufficient net worth and net current assets, properly and successfully to operate its business in the Premises and meet the financial and other obligations of this Lease; (ii) the proposed assignee or sublessee possesses sound and good business judgment, reputation, and experience, and proven management skills in the operation of a business or businesses substantially similar to the uses permitted in the Premises under Section 5.1.1.; (iii) the use of the Premises proposed by such assignee or sublessee conforms to the permitted uses specified under Section
5.1.1. above and does not include any of the prohibited uses specified under
Section 5.1.2. above and otherwise conforms with Landlord's tenant-mix requirements then pertaining in the Shopping Center; (iv) the Percentage Rent theretofore paid by Tenant under this Lease will not be reduced or adversely affected as a result of the assignment or sublease transaction; and (v) the assignment or sublease would not breach any covenant of

Landlord respecting radius, location, use, or exclusivity in any other lease, financing agreement, or other agreement relating to the Shopping Center or contained in this Lease.

     13.6. Other Terms and Conditions. Each assignment or sublease hereunder shall be effected by an instrument in writing in form and substance satisfactory to Landlord, and shall be executed by both Tenant and the assignee or sublessee, as the case may be. One (1) executed copy of such written instrument shall be delivered to Landlord concurrently with the consummation of such assignment or sublease transaction. Each assignee or sublessee in any assignment or sublease transaction hereunder shall agree in such written instrument to assume and be bound by all of the terms, covenants, conditions, and obligations of this Lease. Every sublease shall be subject and subordinate to the provisions of this Lease. In the event of an assignment or sublease, Tenant shall remain liable for all its obligations and liabilities under this Lease, including the payment of Fixed Minimum Rent, Percentage Rent, Common Area Maintenance Costs, and Taxes. No consent by Landlord to any modification, amendment, or termination of this Lease, or extension, waiver, or modification of payment or any other obligations under this Lease, or any other action of Landlord with respect to any assignee or sublessee, or the insolvency, bankruptcy, or default of any such assignee or sublessee, shall affect the continuing liability of Tenant for its obligations and liabilities hereunder, and Tenant waives any defense arising out of or based thereon. Tenant shall reimburse Landlord for all costs and expenses incurred in connection with any proposed assignment or sublease transaction hereunder, including attorneys' fees and lease administration fees incurred by Landlord in connection with the processing and documentation of any requested assignment or subletting, regardless of whether such transaction is actually consummated. Landlord may also require, as a condition of any assignment or subletting, that Tenant not then have committed an Event of Default.

     13.7. Landlord Rights and Remedies. Any assignment or sublease made without Landlord's prior written consent hereunder shall, at Landlord's sole election, be void and shall constitute an Event of Default by Tenant under this Lease. No consent to any assignment or sublease shall constitute a waiver of the provisions of this Section 13 with respect to any subsequent assignment or sublease, and each assignment or sublease by Tenant hereunder shall require Landlord's prior written consent pursuant to this Section 13. If Tenant purports to assign this Lease, or sublease all or any portion of the Premises, or permit any person or persons other than Tenant to occupy the Premises, without Landlord's prior written consent given hereunder, Landlord may collect rent from the person or persons then or thereafter occupying the Premises and apply the net amount collected to the Rent hereunder, but no such collection shall be deemed a waiver of this Section 13, or the acceptance of any such purported assignee, sublessee, or occupant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

     13.8. Exempt Transfers. Notwithstanding anything to the contrary contained herein, Tenant shall have the right to assign its interest under this Lease, or sublet the Premises or any portion thereof, without the consent of Landlord, to any corporation: (i) with which it may merge or consolidate; (ii) which acquires a majority of Tenant's other stores or a majority of Tenant's stores in Oregon or all or substantially all of the shares of stock or assets of Tenant; (iii) which is a parent or subsidiary of Tenant; or (iv) which is the successor corporation to Tenant in the event of corporate reorganization. In the event of any of the transfers described above, Tenant shall give Landlord sixty (60) days prior written notice of such proposed transfer, and shall provide Landlord with all documentation reasonably required by Landlord in order to verify that the proposed transfer falls within the parameters of this Section 13.8.

     13.9. Encumbrances. Tenant shall not encumber, hypothecate, or transfer as security (whether by conditional assignment or sublease, or otherwise) this Lease, or any Tenant's rights, duties or obligations hereunder.

     13.10. No Release of Tenant. Should Tenant either assign its interest under this Lease or sublet the Premises as permitted in this Section 13, Tenant shall nevertheless remain liable to Landlord for full payment of the rent and other charges and full performance of Tenant's other obligations under this Lease. No consent by Landlord to any modification, amendment or termination of this Lease or extension, waiver or modification of payment or performance of any other obligation under this Lease, or any other action of Landlord with respect to any assignee or sublessee of Tenant, or the insolvency, bankruptcy or default of any such assignee or sublessee of Tenant shall effect the continuing liability of Tenant for its obligations and liabilities hereunder, and Tenant waives any defense arising out of or based thereon.

14. ACCESS.

     14.1. Access to Premises. Landlord and its designees shall, after providing reasonable prior notice to Tenant, have the right to enter upon the Premises at all reasonable hours (and in emergencies at all times) without diminution, or abatement of Rent or liability to Tenant: (i) to inspect the same or show the same to prospective lenders or buyers; (ii) to make repairs, improvements, additions, or alterations to the Premises, the Building, or any property owned or controlled by Landlord (and for such purposes erect scaffolding and other necessary structures where required by the character of the work to be performed); (iii) to serve or post any notice required or permitted under the provisions of this Lease or by law; and (iv) for any other lawful purposes. In the event any activities performed by Landlord at or to the Premises which are not the result of the request of Tenant or specifically related to Landlord's obligations with respect to Tenant hereunder and as a result of Landlord's gross negligence, such activities materially and substantially interfere with the operation of Tenant's business from the Premises, then Tenant shall have the right to make claim against Landlord for actual damages sustained by Tenant as a result of such gross negligence. In no event shall Landlord be liable to Tenant for consequential damages, indemnification or diminution or abatement of rent payable hereunder.

     14.2. Excavations. If an excavation is made upon the land adjacent to the Premises or the Building, Tenant shall permit entry to the Premises by all persons performing such work as Landlord may deem necessary or appropriate to shore or underpin to preserve the Premises or the Building from injury or damage, or otherwise. If Landlord is grossly negligent Tenant shall only have a claim against Landlord for actual damages, but Landlord shall not be liable under any circumstances to Tenant for consequential damages, indemnification, or diminution or abatement of Rent payable hereunder, and Tenant waives any such right or remedy.

15. EMINENT DOMAIN.

     15.1. Entire or Substantial Taking. If the Building or the Shopping Center, or any portion of or interest in either, is taken for any public or quasi-public use under any statute or by right of eminent domain, or by purchase in lieu thereof, so that in the reasonable judgment of Landlord and Tenant a reasonable amount of reconstruction of the Building and/or Shopping Center will not result in the Premises being reasonably suited for Tenant's continued occupancy for the uses and purposes for which the Premises are leased, then this Lease shall terminate as of the date that possession of the Building or Shopping Center, or part thereof, or interest therein is taken.

     15.2. Partial Taking. If any part of or interest in the Building or the Shopping Center is so taken and the remaining part thereof or interest therein is, in the reasonable judgment of Landlord and Tenant, after reconstruction of the remaining Building or Shopping Center, reasonably suitable for Tenant's continued occupancy for the purposes and uses for which the Building are leased, then this Lease shall, as to the part of the Building so taken, terminate as of the date possession of such part is taken, and the Fixed Minimum Rent then in effect and Tenant's Proportionate Share shall be reduced in the proportion that the Gross Leasable Area of the part taken (less any additions thereto by reason of any reconstruction) bears to the original Gross Leasable Area of the Building. Landlord shall, at its own cost and expense, make necessary repairs or alterations to the remaining Building and/or Shopping Center, so as to constitute the remaining Building (or the Building) a complete architectural unit, provided that (i) the cost of such work does not exceed the amount of the award available to Landlord as a result of the taking, and (ii) the scope of such work shall not exceed that done by Landlord in originally constructing the Building and/or the Shopping Center. A just part of the Fixed Minimum Rent shall be abated during such restoration to the extent that such restoration substantially and materially interferes with the conduct of Tenant's business in the Premises.

     15.3. Disposition of Award. All compensation or damages awarded or paid for any taking hereunder shall belong to and be the property of Landlord, whether such compensation or damages are awarded or paid as compensation for diminution in value of the leasehold, the fee, or otherwise, except that Landlord shall not be entitled to any award made to Tenant for loss of business or the unamortized cost of Tenant's stock, trade fixtures, or leasehold improvements paid by Tenant. Tenant waives all right to any portion of the award belonging to Landlord hereunder, and grants to Landlord all of Tenant's rights therein.

     15.4. Further Assurance. Each party shall execute and deliver to the other all documents or instruments that may be necessary or appropriate to effectuate the provisions hereof.

16. DAMAGE OR DESTRUCTION.

     16.1. Landlord to Rebuild. If the Building is damaged or destroyed by fire or other casualty insured under Landlord's casualty insurance carried under
Section 6.2., then Landlord shall repair the damaged or destroyed portions of the Building, using reasonable diligence, unless Landlord elects not to repair as hereinafter provided. If such damage or destruction substantially interferes with the conduct of Tenant's business in the Building, then a just part of the Fixed Minimum Rent shall be abated, to the extent of such interference reasonably attributable to such damage or destruction, until substantial completion of such repairs.

     16.2. Landlord's Options to Terminate. If (i) fifty percent (50%) or more of the Gross Leasable Area of the Building or the Shopping Center is damaged or destroyed by fire or other casualty insured under Landlord's casualty insurance carried under Section 6.2. (notwithstanding that the Building may sustain no material damage), or (ii) the Building is damaged or destroyed by casualty so insured and the cost of repair or replacement equals or exceeds thirty-three and one-third percent (33-1/3%) of the actual replacement cost thereof, or (iii) the Building, and/or the Shopping Center, or any portion thereof, are damaged or destroyed in whole or in part from any cause or casualty for which Landlord does not actually receive insurance proceeds sufficient to fund the cost of repair and restoration, then, in any such event, Landlord may elect, in its sole discretion, to (a) repair or rebuild the damaged or destroyed portion of the Building or Shopping Center or (b) terminate this Lease by giving written notice of such termination to Tenant. Landlord shall make its election within thirty (30) days after any such damage or destruction. If Landlord elects to repair or rebuild, then it shall proceed with reasonable diligence to make such repairs or rebuilding. Unless Landlord elects to terminate this Lease hereunder, any damage or destruction to the Building and/or the Shopping Center shall have no effect on this Lease and this Lease shall remain in full force and effect, the parties waiving the provisions of any statute or law to the contrary.

     16.3. Extent of Landlord's Repair and Rebuilding Obligations. If Landlord elects to repair and rebuild hereunder, then its obligation for such repair and rebuilding shall be limited to a scope of work not exceeding the original scope of work for the portions of the Shopping Center repaired and reconstructed hereunder and Landlord's Work as set forth in Exhibit C, to the end that Landlord shall restore those portions of the Building constructed by Landlord as part of Landlord's Work to their condition immediately prior to such damage or destruction. All costs and expenses for such repair and rebuilding shall be borne by Landlord. If Landlord elects to repair and rebuild hereunder, then Tenant shall forthwith replace or repair those portions of the Building constructed by Tenant as part of Tenant's Work to their condition immediately prior to such damage or destruction, as well Tenant's signs, trade fixtures, equipment, display cases, and all other installations made or installed by Tenant under this Lease, regardless of whether paid for by Landlord or Tenant. Tenant shall prosecute its work of repair and reconstruction hereunder with all due diligence and shall re-open for business in the Premises at the earliest possible time after the event of damage or destruction, so that Landlord will be deprived of the benefits of Tenant's business operations in the Premises for as short a time as possible.

     16.4. Tenant Waivers. Tenant hereby waives any right at law or in equity which it might have to terminate this Lease on account of any damage or destruction to the Building and/or the Shopping Center. In the event of any such damage or destruction, the rights, duties, and obligations of the parties shall be governed solely by the applicable provisions of this Lease with respect thereto.

17. WAIVER OF CLAIMS; INDEMNITY.

     17.1. Waiver of Claims. Landlord shall not be liable to Tenant, or to any other person or entity, from or for any event, occurrence, act, neglect, omission, loss, damage, injury, or death, howsoever caused or whenever occurring, including damages occasioned by falling plaster; electricity; plumbing; gas; water; steam; sprinkler or other pipe and sewage system; or by the bursting, running, or leaking of any tank, washstand, closet, or waste or other pipes in or about the Premises, the Building, or the Shopping Center; damages occasioned by water being upon or coming through the roof, skylight, vent, trapdoor, or otherwise of any portion of the Building; damages arising from any act or neglect of tenants, owners, or other occupants of the Shopping Center, or of adjacent property, or of their employees, agents, contractors, licensees, or invitees, or the public; or damages for any failure to furnish, or interruption of, service of any security personnel or system, water, gas, electricity, and/or telephone; or caused by fire, accident, riot, strike, labor disputes, acts of God, or the making of or failure to make any repairs or improvements.

     17.2. Tenant's Indemnity. Tenant shall indemnify, defend, protect, and hold Landlord harmless from and against any and all claims, proceedings, damages, causes of action, liability, costs, or expense (including attorneys' fees) arising from or in connection with or caused by: (i) any act, omission, or negligence of Tenant or any subtenant of Tenant, or their respective contractors, licensees, invitees, agents, servants, or employees, wheresoever the same may occur; or (ii) any accident, injury, death, or damage to any person or property occurring in, on, or about the Premises, or any part thereof, the sidewalks adjoining the same and any service delivery facilities used by Tenant.

     17.3. Landlord's Indemnity. Except as set forth in Section 17.1 above, Landlord shall indemnify, defend, protect, and hold Tenant harmless from and against any and all claims, proceedings, damages, causes of action, liability, costs, or expense (including attorneys' fees) arising from or in connection with or caused by: (i) any act, omission, or negligence of Landlord or its respective contractors, licensees, invitees, agents, servants, or employees, wheresoever the same may occur; or (ii) any accident, injury, death, or damage to any person or property occurring in, on, or about the Common Area of the Shopping Center.

18. NOTICES.

     18.1. Procedure. All notices, consents, waivers, or other communications which this Lease requires or permits either party to give to the other shall be in writing and shall be given by personal delivery (including delivery by any messenger or carrier service which requires a signed receipt) or by registered or certified mail, or Express Mail, return receipt requested, postage prepaid (or by facsimile, telecopier, or other equivalent means if personal delivery or mail delivery is concurrently effected), addressed if to Landlord at Landlord's address shown below, and addressed if to Tenant at Tenant's address shown below or to the Premises. Either party may change its mailing address at any time by giving written notice of such change to the other party in the manner provided herein, provided that the notified party shall have at least ten (10) days after receipt of such notice to reflect such change of address in its records. Rent and other charges required by this Lease to be paid by Tenant to Landlord shall be delivered to Landlord at Landlord's Eastern Division address set forth below, or to such other address as Landlord may from time to time specify by written notice to Tenant. All notices under this Lease shall be deemed given, received, made, or communicated on the date personal delivery is effected or refused or, if mailed, on the delivery date or attempted delivery date shown on the return receipt. Notices sent by facsimile, telecopier, or equivalent means shall not be deemed given, made, received, or communicated until mailing or personal delivery is complete as provided in this Section.

     Notice Address of Landlord:     PacTrust
                                     Attn: General Counsel/Unit COS/02
                                     15350 S.W. Sequoia Pkwy., Suite 300
                                     Portland, OR 97224

     Notice Address of Tenant:       G.I. Joe's, Inc.
                                     Attn: Norm Daniels
                                     9805 Boeckman Road
                                     Wilsonville, OR 97070

     18.2. Multiple Tenants; Receipt. If there is more than one (1) person or entity comprising Tenant, then all notices, consents, waivers, or other communications under this Lease may be given by or to any one of such persons or entities, and when so served, shall have the same force and effect as if given or served upon each such person or entity, and each such person or entity hereby designates each other such person or entity as its agent for service of such notices in accordance herewith.

19. DEFAULT; REMEDIES.

     19.1. Notice to Tenant. Upon the occurrence of any Event of Default, Landlord shall give Tenant written notice thereof, specifying the Event of Default and the provisions of this Lease breached by Tenant, and Tenant shall have the right to cure such Event of Default within the time periods, if any, hereinafter specified.

          19.1.1. Vacation or Abandonment. For vacation or abandonment of the Premises, within ten (10) days after Landlord's notice.

          19.1.2. Nonpayment of Money. For failure to pay Fixed Minimum Rent, Percentage Rent, Common Area Maintenance Costs, Taxes, or any other charge or sum, within ten (10) days after Landlord's notice, unless Tenant has failed more than two (2) times during a given Lease Year timely to pay any Rent so that Landlord has been required to give notice hereunder, in which event, on the third (3rd) and any subsequent failure to timely pay Fixed Minimum Rent, Percentage Rent, Common Area Maintenance Costs, Taxes, or any other charge or sum during such Lease Year, Landlord, at its option, may elect to pursue its rights and remedies under this Lease without giving Tenant written notice or the opportunity to cure such failure to timely pay such amounts.

          19.1.3. Failure to Perform Other Obligations. For failure to perform any obligation, agreement, or covenant under this Lease, other than nonpayment of monies and the replacement of glass, plate glass, and storefront parts, within thirty (30) days after Landlord's notice, unless Tenant has defaulted in the performance of any obligation, agreement, or covenant more than two (2) times during the Term and notice of such Event of Default has been given by Landlord in each instance, in which event no notice or cure period shall thereafter be required or applicable hereunder. Notwithstanding the foregoing thirty (30)-day period, if such obligation, agreement, or covenant is of such a nature that it cannot be cured within thirty (30) days after Landlord's notice, then Tenant shall not be in default provided that it has commenced to perform such obligation, agreement, or covenant within such thirty (30)-day period and is diligently pursuing performance thereof.

          19.1.4. Failure to Replace Plate Glass. For failure to replace glass, plate glass, or storefront parts, within fifteen (15) days after Landlord's notice, unless Tenant has defaulted in the performance of such obligation more than two (2) times during the Term and notice of such Event of Default has been given by Landlord in each instance, in which event no notice or cure period shall thereafter be required or applicable hereunder.

          19.1.5. No Notice. No notice or cure period shall be required or applicable hereunder for any Event of Default specified in Sections 1.6.3 or 1.6.4.

     19.2. Remedy Upon Occurrence of Event of Default. On the occurrence of an Event of Default which Tenant fails to cure after notice and expiration of the cure period, if any, specified above, Landlord shall have the right either (i) to terminate this Lease, and at any time thereafter recover possession of the Premises, or any part thereof, and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease or at law or in equity by reason of the Event of Default or of such termination, or (ii) to continue this Lease in effect for so long as Landlord does not so terminate Tenant's right to possession, and enforce all Landlord's rights and remedies under this Lease, including the right to recover Fixed Minimum Rent as it becomes due, or relet the Premises at such rental and upon such terms and conditions as Landlord, in its sole discretion, may deem advisable. Acts of maintenance, preservation, or efforts to lease the Premises, the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease, or re-entry or taking of possession of the Premises by Landlord hereunder, shall not constitute an election to terminate Tenant's right to possession unless specific written notice of such termination is given to Tenant hereunder. Landlord may store any property of Tenant located in the Premises in a public warehouse, storage facility, or elsewhere at Tenant's expense or otherwise dispose of such property in the manner provided by law. If Landlord does not terminate this Lease hereunder, then Tenant shall continue to pay currently all amounts payable by Tenant under this Lease, together with the cost of obtaining possession of and reletting the Premises, any repairs and alterations necessary to prepare the Premises for reletting, and brokerage commissions and attorneys' fees incurred in connection therewith, less the rents, if any, received from such reletting. Any and all monthly deficiencies so payable by Tenant shall be paid on each due date for Fixed Minimum Rent herein specified. Notwithstanding any reletting without termination, Landlord may at any time thereafter elect to terminate this Lease pursuant to this Section 19.2.

     19.3. Damages Upon Termination. If Landlord terminates this Lease pursuant to Section 19.2., then Landlord may exercise all rights and remedies available to a landlord at law or in equity, including the right to recover from Tenant:
(i) the worth at the time of award of the unpaid Rent and other amounts payable by Tenant hereunder which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent and such other amounts which would have been earned after termination until the time of the award exceeds the amount of loss of Rent and such other amounts that the Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent and such other amounts for the balance of the term after the time of the award exceeds the amount of loss of Rent and such other amounts that the Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses (i) and (ii) shall be computed with Interest. The "worth at the time of award" of the amount referred to in clause (iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of Baltimore, Maryland, plus one percent (1%). As used herein, "time of award" shall mean either the date upon which Tenant pays to Landlord the amount recoverable by Landlord as hereinabove set forth, or the date of entry of any determination, order, or judgment, of any court or other legally constituted body determining the amount recoverable, whichever first occurs.

     19.4. Computation of Rent and Other Amounts for Purposes of Default. For purposes of Section 19.3, unpaid Rent and other amounts which would have accrued and become payable under this Lease shall consist of the sum of: (i) the total Fixed Minimum Rent for the balance of the Term, plus (ii) a computation of Tenant's Proportionate Share of Taxes and Common Area Maintenance Costs for the balance of the Term, the assumed Taxes and Common Area Maintenance Costs for the Lease Year in which the Event of Default occurs and each future Lease Year to be equal to the Taxes and Common Area Maintenance Costs for the Lease Year prior to the Lease Year in which the Event of Default occurs, compounded at a per annum rate equal to the mean average rate of inflation for the preceding five (5) Lease Years as determined by the CPI, plus (iii) a computation of Percentage Rent for the balance of the Term equal to the average Percentage Rent payable by Tenant for the three (3) Lease Years immediately prior to the occurrence of the Event of Default (or if less than three (3) Lease Years have then elapsed, the number actually then elapsed), compounded at a per annum rate equal to the mean average rate of inflation for such preceding three (3) Lease Years based on the CPI.

     19.5. Waiver of Statutory Notice Periods. The notice periods after Events of Default specified in Section 19.1. shall be exclusive of any other notice period provided by law with respect to any such Event of Default, and Tenant hereby waives any right under law to any other notice period now or hereinafter enacted.

     19.6. Landlord's Right to Perform on Tenant's Breach. In addition to any other right or remedy of Landlord hereunder, upon the occurrence of an Event of Default and without waiving or releasing Tenant from any obligation of Tenant hereunder, Landlord may (but shall not be required to) cure such Event of Default for the account of Tenant. Landlord shall not be responsible or liable to Tenant for any loss or damage that may be caused to Tenant's stock or business by reason of effecting cure hereunder. All sums paid by Landlord and all costs and expenses incurred by Landlord in connection with such cure (including attorneys' fees), together with Interest thereon from the respective dates of Landlord's incurrence of each item of cost or expense, shall be payable by Tenant on demand.

     19.7. Receiver. If a receiver is appointed in any action by Landlord against Tenant on account of any Event of Default, such receiver may take possession of any personal property belonging to Tenant and used in the business conducted on the Premises, and the entry or possession by such a receiver shall not constitute an eviction of Tenant from the Premises or any portion thereof. Tenant shall indemnify, defend, protect, and hold Landlord harmless from any damages, causes of action, liability, cost, or expense (including attorneys' fees) arising out of or in connection with the entry by such receiver and the taking of possession of the Premises and/or such personal property. Neither the application for the appointment of such receiver, nor the appointment itself, shall constitute an election on Landlord's part to terminate this Lease, unless written notice of such election is given by Landlord to Tenant hereunder.

     19.8. Landlord's Defaults.

          19.8.1. Notice and Cure; Landlord's Liability. If Landlord fails to perform any of its obligations under this Lease, then Tenant shall give Landlord written notice thereof, specifying with particularity the breach claimed by Tenant. Landlord shall have the right to cure such breach during the thirty
(30)-day period following receipt of Tenant's notice hereunder, unless such breach cannot reasonably be cured within such thirty (30)-day period, in which event Landlord shall not be in default under this Lease if Landlord commences such cure within such thirty (30)-day period and thereafter diligently prosecutes the same to completion. If the Premises, or any portion thereof, are at any time subject to any mortgage or a deed of trust, and Landlord or the mortgagee or beneficiary of such deed of trust shall have given Tenant a written request to do so, Tenant shall serve on the mortgagee or beneficiary thereunder concurrent copies of any notice of default served on Landlord hereunder. If Landlord fails to cure any noticed breach hereunder within the time period provided in this Section 19.8.1., then any such noticed mortgagee or beneficiary shall have an additional thirty (30) days within which to cure Landlord's breach, plus such additional time as may be necessary to perfect such mortgagee's or beneficiary's rights and remedies under its mortgage or deed of trust (including foreclosure proceedings or the appointment of a receiver) and complete cure in fact. If and when such mortgagee or beneficiary has rendered performance on behalf of Landlord, Landlord's breach shall be deemed cured, and if for any reason Landlord's breach is not susceptible of cure, it shall nevertheless be deemed cured upon such mortgagee's or beneficiary's taking of possession of Landlord's interest in the Premises. Notwithstanding anything to the contrary under applicable law, Tenant shall have no right to terminate this Lease during the notice and cure periods hereunder. If Landlord fails to cure its breach hereunder (or such breach is not cured by a mortgagee or beneficiary as herein specified), Tenant may elect to cure such default on Landlord's behalf and Landlord shall reimburse Tenant for the actual cost of such cure within ten
(10) days of receipt of written demand therefor. In any event, Landlord shall be liable to Tenant only for Tenant's direct damages caused by Landlord's breach of this Lease and Tenant waives any rights to recover consequential or punitive damages on account thereof.

          19.8.2. Certain Limitations on Tenant's Remedies. Landlord shall never be personally liable under this Lease; Tenant shall look solely to Landlord's interest in the Shopping Center for any recovery of damages for any breach by Landlord of this Lease, or any recovery of any judgment from Landlord. None of the members comprising Landlord (whether partners, shareholders, officers, directors, trustees, employees, beneficiaries, or otherwise) shall ever be personally liable for any such judgment. There shall be no levy of execution against any assets of Landlord, other than the Shopping Center, or the assets of such members on account of any liability of Landlord hereunder. Tenant hereby waives any right of recovery or satisfaction of any judgment against Landlord or its members, except as to Landlord's interest in the Shopping Center as herein specified.

     19.9. Waiver; Remedies Cumulative. Failure of Landlord to declare an Event of Default immediately upon the occurrence thereof, or delay in taking any action in connection therewith, shall not waive such Event of Default, but Landlord shall have the right to declare any such Event of Default at any time thereafter. No waiver by Landlord of an Event of Default, or any agreement, term, covenant, or condition contained in this Lease, shall be effective or binding on Landlord unless made in writing and no such waiver shall be implied from any omission by Landlord to take action with respect to such Event of Default or other such matter. No express written waiver by Landlord of any Event of Default, or other such matter, shall affect or cover any other Event of Default, matter or period of time, other than the Event of Default, matter and/or period of time specified in such express waiver. One or more written waivers by Landlord of any Event of Default, or other matter, shall not be deemed to be a waiver of any subsequent Event of Default, or other matter, in the performance of the same provision of this Lease. Acceptance of Rent by Landlord hereunder shall not, in and of itself, constitute a waiver of any Event of Default or of any agreement, term, covenant, or condition of this Lease, except as to the payment of Rent so accepted, regardless of Landlord's knowledge of any concurrent Event of Default or matter. All of the remedies permitted or available to Landlord under this Lease, or at law or in equity, shall be cumulative and not alternative; invocation of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other permitted or available right or remedy.

     19.10. Interest. Any sum due and payable to Landlord under the terms of this Lease which is not paid when due shall bear Interest from the date when the same becomes due and payable by the provisions hereof until paid.

     19.11. No Accord and Satisfaction. No payment by Tenant, or receipt by Landlord, of a lesser amount than the Rent herein provided shall be deemed to be other than on account of the earliest Rent due and payable hereunder, nor shall any endorsement or statement on any check, or letter accompanying any check or payment, as Rent be deemed an accord and satisfaction. Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other right or remedy provided in this Lease.

     19.12. Waiver of Right of Redemption. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event Tenant is evicted or dispossessed from the Premises for any cause, or in the event Landlord obtains possession of the Premises by reason of the commission by Tenant of an Event of Default or otherwise.

20. SUBORDINATION AND ATTORNMENT; ESTOPPEL CERTIFICATES.

     20.1. Subordination. This Lease, and all of Tenant's rights and interest in the leasehold estate hereunder, shall be subject and subordinate to any mortgages or deeds of trust that now encumber, or may hereafter be placed upon, the Premises, and to the rights of the mortgagees or beneficiaries thereunder, any and all advances made or to be made thereunder, the interest thereon, and all modifications, renewals, replacements and extensions thereof so long as such mortgagee or beneficiary has first executed a non-disturbance agreement in form and content reasonably acceptable to Tenant. If any such mortgagee or beneficiary so elects in writing, then this Lease shall be superior to the lien of the mortgage or deed of trust held by such mortgagee or beneficiary, whether this Lease is dated or recorded before or after such mortgage or trust deed. Upon request, Tenant shall promptly execute and deliver to Landlord, or any such mortgagee or beneficiary, any documents or instruments required by any of them to evidence subordination of this Lease hereunder or to make this Lease prior to the lien of any mortgage or deed of trust as herein specified. If Tenant fails or refuses to do so within ten (10) days after written request therefor by Landlord or such mortgagee or beneficiary, such failure or refusal shall constitute an Event of Default by Tenant, but shall in no way affect the validity or enforceability of the subordination to or by the mortgage or deed of trust held by such mortgagee or beneficiary. As used herein, the terms "mortgage" and "deed of trust" include any sale and leaseback transaction in which Landlord sells and simultaneously leases back all or any portion of its interest in the Shopping Center.

     20.2. Attornment by Tenant. Upon enforcement of any rights or remedies under any mortgage or deed of trust to which this Lease is subordinated (including proceedings for judicial foreclosure or a trustee's sale pursuant to a power of sale, or deed in lieu of foreclosure delivered by Landlord to the mortgagee or beneficiary thereunder), and so long as such mortgagee or beneficiary has first executed a non-disturbance agreement in form and content reasonably acceptable to Tenant, Tenant shall, at the election of the purchaser or transferee under such right or remedy, attorn to and recognize such purchaser or transferee as Tenant's landlord under this Lease. Tenant shall execute and deliver any document or instrument required by such purchaser or transferee confirming the attornment hereunder.

     20.3. Subordination to Covenants and Easements. This Lease, and all of Tenant's rights and interest in the leasehold estate hereunder, is and shall be subject and subordinate to the ECR and to any and all amendments or modifications at any time made thereto. Tenant shall promptly upon request execute and deliver to Landlord any documents or instruments required to evidence the subordination of this Lease to the ECR and any amendment thereto.

     20.4. Estoppel Certificates. Landlord and/or Tenant shall, at any time and from time to time, upon not less than twenty (20) days prior written request by the other party, execute, acknowledge and deliver to such party, or such party's designee, a statement in writing certifying: (i) the date of this Lease, and that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified and stating the date[s] and identifying the nature of the modification[s]); (ii) the amounts of pre-paid Rent and other charges (if any) and the dates to which such Rent and other charges have been paid, if applicable; (iii) and confirming Tenant's acceptance of the Premises and the Term Commencement Date; (iv) that neither Landlord nor Tenant is in default under this Lease; that no notice has been received by or delivered to either party of any Event of Default which has not been cured, except as to Events of Default specified in the certificate; and that no event has occurred which, but for the giving of required notice or expiration of an applicable grace period, would constitute an Event of Default by either party under this Lease; (v) that Landlord is not in default in the performance of any of its obligations under this Lease; that neither party has given notice of default to the other; and that no event has occurred which, but for the giving of required notice or expiration of an applicable grace period, would constitute a default by either party hereunder, and (vi) such other matters as may be reasonably requested by either party or any designee of such party. Any statement delivered pursuant to this Section 20.4. may be relied upon by any prospective purchaser, investor, encumbrancer, mortgagee, or assignee of any encumbrancer or mortgagee, of the Premises or the Shopping Center, or any portion of or interest in either. Upon not less than ten (10) days prior written request by Landlord, Tenant shall execute, acknowledge, and deliver to any lender supplying financing to the Shopping Center, or any portion thereof or interest therein, an estoppel certificate on such lender's standard form. If Tenant fails or refuses to give a statement or certificate within the time provided hereunder after proper notice and request, then the information contained in such statement or certificate shall be deemed correct for all purposes.

21. SECURITY DEPOSIT. [Intentionally omitted.]

22. SURRENDER OF PREMISES.

     22.1. Condition of Premises. On the last day or sooner termination of the Term, Tenant shall quit and surrender the Premises to Landlord, broom clean, in good order, condition, and repair (reasonable wear and tear and damage by insured casualty excepted) as required by Section 9.2., together with all alterations, additions, and improvements made in, to, or on the Premises, except movable furniture and Tenant's trade fixtures installed at the expense of Tenant. On or before the end of the Term, Tenant shall remove all its personal property from the Premises, and all property of Tenant not removed hereunder shall be deemed, at Landlord's option, to be abandoned by Tenant and Landlord may store such property in Tenant's name at Tenant's expense, and/or dispose of the same in any manner permitted by law. Tenant shall repair any and all damage to the Premises caused by Tenant's removal of its furniture, trade fixtures, or property hereunder. If the Premises are not surrendered as of the end of the Term in the manner and condition herein specified, Tenant shall indemnify, defend, protect, and hold Landlord harmless from and against all loss, liability, cost, or expense (including attorneys' fees) resulting from or caused by Tenant's delay or failure in so surrendering the Premises, including any claims made by any succeeding tenant due to such delay or failure.

     22.2. Effect of Surrender on Subleases. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination of this Lease prior to the expiration of the Term, shall not work a merger and shall, at the sole option of Landlord, either terminate any or all existing subleases or subtenancies, or operate as an assignment to it of all or any such subleases or subtenancies.

23. SALE OF PREMISES BY LANDLORD.

     23.1. Release of Landlord. In the event of any sale or exchange by the Landlord of its interest in the Premises and assignment by Landlord of this Lease, Landlord shall be released and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease accruing after the consummation of such sale or exchange and assignment.

24. BROKERS.

     24.1. Warranty. Tenant and Landlord each warrants and represents to the other party that each warranting party has not had any dealings with any realtor, broker or agent, other than Michael Heerman of HSM Commercial Real Estate Brokerage ("Heerman") in connection with the negotiation of this Lease and shall pay, indemnify, defend, protect, and hold the other party harmless from and against any cost, expense, or liability (including attorneys' fees) on account of or in connection with any compensation, commissions, or charges claimed by any other realtor, broker, or agent with respect to this Lease and/or the negotiation thereof resulting from any breach of this warranty. Landlord shall pay a real estate commission of One Hundred Ten Thousand Dollars ($110,000) to Heerman in accordance with a separate agreement between Heerman and Landlord.

25. HAZARDOUS MATERIALS

     25.1. Landlord's Representations. Landlord represents and warrants to Tenant that as of the Term Commencement Date, the Premises and the Shopping Center shall be free of all Hazardous Materials.

     25.2. Tenant's Obligations.

          25.2.1. Covenants. If Tenant obtains knowledge of the actual or suspected Release of Hazardous Materials on, about, under, or in the Premises or the Shopping Center, then Tenant shall promptly notify Landlord of same. Neither Tenant nor its agents, employees, or contractors, shall cause or permit Hazardous Materials to be brought upon, kept, or used in, on, or about the Premises or the Shopping Center except in the normal conduct of its business and then in strict compliance with all Environmental Laws. Tenant shall immediately notify Landlord of any inquiry, test, investigation, or enforcement proceeding by or against Tenant involving the Premises and/or the Shopping Center and a Hazardous Material.

          25.2.2. Indemnification. If Tenant breaches any obligation set forth in this Section or if a Release is caused or permitted by Tenant or its agents, employees, or contractors, and results in contamination of the Premises or the Shopping Center, then Tenant shall indemnify, defend, protect, and hold Landlord, its lenders, employees, agents, partners, partners of partners, officers and directors, harmless from and against any and all claims, actions, suits, proceedings, losses, costs, damages, liabilities (including without limitation sums paid in settlement of claims), deficiencies, fines, penalties, punitive damages, or expenses (including, without limitation, reasonable attorneys' fees and consultants' fees, investigation and laboratory fees, court costs, and litigation expenses) which arise during or after the Term as a result of such breach or contamination. This indemnity shall include, without limitation (i) any damage, liability, fine, penalty, punitive damage, cost, or expense arising from or out of any claim, action, suit, or proceeding for personal injury (including sickness, disease, or death), tangible property damage, nuisance, pollution, contamination, leak, spill, Release, or other effect on the environment, and (ii) the cost of any required or necessary investigation, repair, clean-up, treatment, or detoxification of the Premises or the Shopping Center and the preparation and implementation of any closure, disposal, remediation, or other required actions in connection with the Premises or the Shopping Center.

26. GENERAL PROVISIONS.

     26.1. Relationship. Nothing contained in this Lease shall be deemed or construed by the parties or by any third person to create the relationship of principal and agent, or of partnership, or of joint venture, or of any association between Landlord and Tenant, and neither the method of computation of Rent, nor any other provision contained in this Lease, nor any acts of the parties shall be deemed to create any relationship between Landlord and Tenant, other than the relationship of landlord and tenant.

     26.2. Binding on Successors. Subject to the provisions of Section 13 regarding assignment and subletting by Tenant, all of the provisions, terms, covenants, and conditions of this Lease shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and assigns.

     26.3. Litigation Expenses. If either party brings any action or proceeding against the other (including any cross-complaint, counterclaim, or third party claim) to enforce or interpret this Lease, or otherwise arising out of this Lease, the prevailing party in such action or proceeding shall be entitled to its costs and expenses of suit, including reasonable attorneys' fees, expert witness fees, and accountants' fees, which shall be payable whether or not such action or proceeding is prosecuted to judgment. "Prevailing party" within the meaning of this Section 26.3. shall include a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached, or consideration substantially equal to the relief sought in the action.

     26.4. Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of Oregon.

     26.5. Excuse for Non-Performance. If either party is delayed in the performance of any covenant of this Lease because of acts of the other party, unusual action of the elements, war, riot, strikes, lockouts, labor disputes, inability to procure or general shortage of labor or materials in the normal channels of trade, or delay in governmental action or inaction where action is required, or any other condition (excluding financial inability, imprudent management, or negligence) beyond the reasonable control of such party, then such performance shall be excused for the period of the delay and the period of such performance shall be extended for a period equivalent to the period of such delay, except that the foregoing shall in no way affect or apply to (i) Tenant's obligation to pay Rent or any other sums or amounts hereunder, (ii) the length of the Term, or (iii) Tenant's covenants contained in Section 5 or any other provision of this Lease which obligates Tenant to open and/or operate its business in the Premises, or use due diligence so to do. Nothing herein contained shall excuse a party from exercising all due diligence and taking all necessary actions possible under the circumstances to terminate any delaying cause herein specified at the earliest feasible time.

     26.6. Construction and Interpretation. Except in Section 1 ("Definitions") and the Table of Contents, the headings or titles to the sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. The use in this Lease of the words "including," "such as," or words of similar import when following any general term, statement, or matter shall not be construed to limit such statement, term, or matter to the specific items or matters, whether or not language of non-limitation such as "without limitation" is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such statement, term, or matter. All provisions of this Lease have been negotiated by Landlord and Tenant at arm's length and neither party shall be deemed the scrivener of this Lease. This Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties as Landlord or Tenant.

     26.7. Entire Agreement and Amendment. This Lease, together with the Exhibits hereto, contains all the representations and the entire understanding between the parties with respect to the subject matter hereof. The Exhibits to this Lease are fully incorporated herein by reference. Any prior negotiations, correspondence, memoranda, agreements, representations, or warranties are replaced in total by this Lease and the Exhibits hereto. All reliance with respect to representations and warranties is solely upon the representations and warranties contained in this Lease. This Lease may be modified or amended only by an agreement in writing signed by each of the parties.

     26.8. References. All references herein to a given section, subsection or Exhibit refer to the sections, subsections, and Exhibits of this Lease. References to a party or parties shall refer to Landlord or Tenant, or both, as the context may require.

     26.9. Warranty of Authority to Enter into Lease. Tenant warrants and represents to Landlord that Tenant has the full right, power, and authority to enter into this Lease and has obtained all necessary consents and approvals from its partners, officers, board of directors, or other members required under the documents governing its affairs in order to consummate the leasing transaction contemplated hereby. The persons executing this Lease on behalf of Tenant have the full right, power, and authority so to do and affirm the foregoing warranty on behalf of Tenant and on their own behalf.

     26.10. Severability of Provisions. If any term or provision of this Lease, or the application thereof to any person or circumstance, shall be invalid or unenforceable, then the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby.

     26.11. Lease Modifications in Connection with Financing. If Landlord finances the construction of improvements on and to the Shopping Center, or otherwise procures financing secured by the Shopping Center, or any portion thereof or interest therein, then the terms and provisions of this Lease may be subject to review and approval by the financial source providing such financing. If any such financial source should require, as a condition to such financing, any modification of the terms and provisions of this Lease (other than the Fixed Minimum Rent or Percentage Rent and the location of the Premises), Tenant shall execute any and all documents desired by Landlord to effect the modification. If Tenant should refuse to approve and execute any documents so desired, then Landlord shall have the right by notice to Tenant to terminate this Lease.

     26.12. Other Tenancies. Landlord reserves the absolute right to effect such other tenancies in the Shopping Center as Landlord, in the exercise of its sole discretion, determines may best promote the interests of the Shopping Center. Landlord does not warrant, represent, or covenant, expressly or impliedly, that any specific lease or leases now or hereafter in effect between Landlord and any third parties will be continued in effect for any period of time, that any other tenant or tenants, or owner, shall during the Term continue to occupy any space in the Shopping Center; Tenant, in entering into this Lease, has not relied upon the continued existence or operation of any other tenant or tenants or owner within the Shopping Center, notwithstanding any other lease or leases in existence at the time of execution hereof or commencement of the Term. Notwithstanding the foregoing, so long as Tenant occupies and uses the Premises for the Primary Purpose (as hereinafter defined), Landlord shall not permit any other tenant in the Shopping Center to use its Premises for the sale of sporting goods or automobile or truck parts, supplies and accessories (the "Primary Purpose") unless such Primary Purpose occupies no more than ten percent (10%) or two thousand five hundred (2,500) square feet, whichever is greater, of such tenant's premises.

     26.13. Time of Essence. Time is of the essence with respect to the performance of each of the covenants and agreements contained in this Lease.

     26.14. Non-Discrimination. Tenant covenants by and for itself and its heirs, executors, administrators, and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions:

     There shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, sex, marital status, national origin, or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure, or enjoyment of the Premises nor shall Tenant itself, nor any person claiming under or through Tenant, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy of tenants, lessees, sublessees, subtenants, or vendees in the Premises.

     26.15. Co-Tenancy Agreement. Landlord reserves the absolute right to effect such other tenancies in the Shopping Center as Landlord, in the exercise of its sole discretion, determines may best promote the interest of the Shopping Center. Except with respect to the occupancy of Waremart, Inc. ("Waremart"), an Idaho corporation, Landlord does not warrant, represent or covenant, expressly or impliedly, that any specific lease or leases now or hereafter in effect between Landlord and any third parties will be continued in effect for any period of time, or that any other tenant or tenants, or owner, shall during the Term continue to occupy any space in the Shopping Center. Except with respect to Waremart, Tenant, in entering into this Lease, has not relied upon the continued existence or operation of any other tenant or tenants or owner within the Shopping Center, notwithstanding any other lease or leases in existence at the time of execution hereof or commencement of the Term.

     With respect to Waremart, Tenant's obligations hereunder shall be conditioned upon (i) the acquisition by Waremart of fee title to a portion of the Shopping Center on or before March 31, 1998, and (ii) the opening by Waremart of a grocery store of at least sixty-five thousand (65,000) square feet. If for any reason, Waremart does not acquire fee title to a portion of the Shopping Center on or before March 31, 1998, Landlord and Tenant shall have a one-time right to terminate this Lease by delivering notice to the other party as set forth herein. If for any reason, Waremart does not open for business in the Shopping Center on or before February 1, 1999, Tenant shall have the one-time right to terminate this Lease by delivering written notice to Landlord as set forth below. Any notice required under this Section 26.15 exercise a Right of Termination shall only be effective if delivered by the terminating party to the other party at least ninety (90) days prior to the date of such termination. If, as to Warmer's failure to acquire fee title to a portion of the Shopping Center, the terminating party fails to provide the other party with notice of such termination on or before May 1, 1998, and as to Waremart's failure to open for business in the Shopping Center, if Tenant fails to provide Landlord with notice of termination on or before March 1, 1999, that party shall be deemed to have waived its right to terminate this lease as aforesaid. If for any reason Waremart does not open for business in the Shopping Center on or before February 1, 1999, Tenant shall have the one-time right to terminate this Lease by delivering to Landlord ninety (90) days prior written notice (the "Termination Notice") exercising such right. If Tenant fails to provide Landlord with the Termination Notice on or before March 1, 1999, Tenant shall be deemed to have waived its right to terminate this Lease as a result of Waremart's failure to open.

     26.16 Landlord Waiver. Upon receipt thirty (30) days prior written request therefore, Landlord shall deliver to Tenant a document in form and content reasonably satisfactory to Landlord wherein Landlord waives any claim Landlord may thereafter have to levy against Tenant's furniture, fixtures, equipment or other personal property in the Premises and shall deliver such document to Tenant within such thirty
(30) day period.

     IN WITNESS WHEREOF, the parties have entered into this Lease on the respective dates set opposite their signatures below, but this Lease on behalf of such parties shall be deemed to have been dated as of the date first above written.



                                               LANDLORD:

                                       PACIFIC REALTY ASSOCIATES, L.P., a
                                       Delaware limited partnership

                                       By   PacTrust Realty, Inc.,
                                            a Delaware corporation,
                                            its General Partner


Date:  1/28, 1998                      By /s/ Peter F. Bechen
                                         ---------------------------------------

                                       Peter F. Bechen
                                       -----------------------------------------
                                                    (typed or printed name)
                                       Its President
                                           -------------------------------------



                                       TENANT:

                                       G.I. JOE'S, INC.,
                                       an Oregon corporation


Date:  1/28, 1998                      By  /s/ Norman Daniels
                                         ---------------------------------------

                                       Norman Daniels
                                       -----------------------------------------
                                                    (typed or printed name)
                                       Its President & CEO
                                           -------------------------------------


                                       By
                                         ---------------------------------------

                                       -----------------------------------------
                                                    (typed or printed name)
                                       Its
                                          --------------------------------------

                                   EXHIBIT F
                                RENT CALCULATION

------------------------------------------------------------------------------------------------------------------------------
DEVELOPMENT COSTS - CURRENT                                                                        RENT@ 11%          RENT PER
                                                                                                                       SQ. FT.
                                                                                                                      --------

BAUGH                                                    2,832,103
A&E                                                         57,910
TIF                                                      See Below
TAX                                                          1,685
INTEREST                                                 See Below
PERMITS                                                    177,162               3,068,860

RUTAN                                                      444,116
LANDSCAPE                                                   93,771
OPEN SPACE                                                  47,748                 585,635

DEVELOPMENT INTEREST                                                                84,566
OFF SITE                                                                           267,848
R. E. COMMISSION                                                                   110,256
LESS PAY DOWN                                                                     (500,000)

----------------------------------------------------------------------------------------------------------------
   TOTAL DEVELOPMENT COSTS                                                       3,617,165           $397,888
----------------------------------------------------------------------------------------------------------------

LAND

55,120 SF /.25 = 220,480 SF @ $6.00                                              1,322,880
11,024 SF USEABLE OPEN SPACE @ $6.00                                                66,144
----------------------------------------------------------------------------------------------------------------
   TOTAL LAND VALUE                                                              1,389,024           $152,793
----------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
   TOTAL ANNUAL RENT                                                                                 $550,681            $9.57
------------------------------------------------------------------------------------------------------------------------------



ADD 5% CONTINGENCY ON BAUGH & RUTAN                                                163,811            $18,019
ADD TIF                                                                            171,390            $18,853
----------------------------------------------------------------------------------------------------------------
   TOTAL CONTINGENCY RENT                                                                             $36,872
------------------------------------------------------------------------------------------------------------------------------
   TOTAL RENT IF CONTINGENCY & TIF SPENT                                                             $587,553           $10.21
------------------------------------------------------------------------------------------------------------------------------


                                   EXHIBIT F

                 Initial Estimate of Off-Site Improvement Work
                             and Construction Costs



              Description of Work                                   Estimated Cost  G.I. Joe's Percentage  G.I. Joe's Estimated Cost
           (See Attached Exhibit E-1                                                     Share of Costs         of Improvements
         for Location of Improvements)

I.  Public Street Improvements
    A. ALOCLEK DRIVE
       1. Signal at Cornell*                                        $   175,000              11%               $ 19,250
       2. Left Turn Lanes/Median Modification*                           63,500              11%                  6,985
       3. Addition of Two Right Turn Lanes on Cornell                    49,000              11%                  5,390
          Eastbound
       4. Three Lane Road from Cornell to Cornelius Pass                766,500              11%                 84,315
       5. Signal at Cornelius Pass                                      175,000              11%                 19,250
                                                                        -------
       TOTAL COST                                                    $1,229,000              11%               $135,190
*If Fairfield as developer of Ronler Green contributes
to cost of items I.A.1 or 2, the total will be reduced
accordingly.

    B. BUTLER STREET
       1. Signal at Cornell - Note: This is in addition to       Allow $ 75,000              11%                $ 8,250
          previously installed signal.  The cost included
          with commercial project would be controller/sensor
          adjustments and pole, arm and head installation.
       2. Add an additional thru/right turn lane west of                 35,500              11%                  3,905
          Cornell
       3. Butler Thru Property
          a.  Five Lane plus Wide Median/Left Turn Lane (West           224,000              11%                 24,646
              1/4 Section)
          b.  Four Lane Plus Parking (N. side only) (Mid 1/4            219,000              11%                 24,090
              Section)
                                                                       $214,000                                $ 23,540
                                                                       --------                                --------
                                                     Sub Total         $767,500              11%                 72,270
          c.  Three Lane (East 1/2 Section)                             175,000              11%                 19,250
                                                                         32,000              11%                  3,520
                                                                      ---------                               ---------
       4. Signal at Cornelius

       5. Add Left Turn Lane Westbound on Amberglen/Old                $974,500              11%               $107,195
          Cornell East of Cornelius Pass
          TOTAL

    C. CORNELL ROAD: These are additional
       improvements that occur other than at Aloclek Road
       or Butler.
       1. Two Right Turn In and Out Only Intersections                   98,000              11%                 10,780
       2. Add Second Exclusive Left Turn Lane Eastbound at              149,000              11%                 16,390
                                                                       --------                                 -------
          Cornelius Pass
          TOTAL                                                        $247,000              11%                 27,170

    D. CORNELIUS PASS ROAD: These are 1/2 street improvements
       to complete MSTIP County road project on west side
       (adjacent to property).
       1. Left Turn Lane Northbound at Aloclek                           18,000              11%                  1,980
       2. Left Turn Lane Northbound at Butler (Included in                    0
          County Project)
       3. Balance of 1/2 street improvements on Cornelius              $232,500              11%               $ 25,250
                                                                       --------                                --------
          Pass Road along property frontage (to Aloclek)
          TOTAL                                                        $250,500              11%                $27,555

    E. 231 ST/BASELINE ILLUMINATION:  This is a potential         Allow $25,000              11%                $ 2,750
       safety priority index system (SPIS) improvement
       required.  Requirements unknown.

II. "OFF-SITE" Storm, SANITARY, WATER AND
    DRIVE IMPROVEMENTS: "Off-site" is defined as external to the property boundary or within the property to provide main line system lineage (see map). This does not include systems in Butler or Aloclek Drive.
    These improvements are included in the Public Street
    Improvements.

    A. Storm Drain Improvements in Cornelius south of                  $234,000              11%                $25,740
       Southern Road
    B. Sanitary Sewer and Storm Drain Improvements in                    24,000              11%                  2,640
       Aloclek/Southern Road

    C. North/South Internal Main Drive from Southern Road to           $342,000              17%               $ 58,140
                                                                       --------                                --------
       Butler
TOTAL                                                                  $600,000                                  86,520
CONSTRUCTION GRAND TOTAL                                             $3,326,000                                $386,380

NOTES: Verify on-site or off-site tie-ins for storm drainage, sanitary and water needs other than those provided in above systems. Also add consultant/City fees. Verify signal/controller locations (C2 costs).

III. The following costs are not included but will be added when determined:

1. Landscaping
2. Entry  Features
3. Special Pavement/Intersection Treatment
4. Electrical, Telephone, Cable and Gas System Costs
5. Import/Export or Soil Amendment Costs
6. Water Quality Facilities (to be included in property site improvements)

                                    EXHIBIT A
                                       TO
                       CROSSROADS AT ORENCO STATION LEASE

                     [MAP OF ORENCO COMMERCIAL CENTER HERE]

                                    EXHIBIT B

                        Shopping Center Legal Description





              The Shopping Center Legal Description is Comprised of
                       Orenco Commercial Tracts 3, 4 and 5

OCTOBER 14, 1997



LEGAL DESCRIPTION
ORENCO COMMERCIAL TRACT 3                                        JOB NO. 381-010

A TRACT OF LAND LOCATED IN THE SOUTHWEST ONE-QUARTER OF SECTION 26, TOWNSHIP 1 NORTH, RANGE 2 WEST, WILLAMETTE MERIDIAN, AND ALSO LOCATED IN THE ISAAC BUTLER D.L.C. NO. 48, IN THE CITY OF HILLSBORO, WASHINGTON COUNTY, OREGON, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING ON THE SOUTH RIGHT OF WAY LINE OF N.W. CORNELL ROAD (COUNTY ROAD 2662, BEING 114.00 FEET WIDE) AT ITS POINT OF INTERSECTION WITH THE CENTERLINE OF VACATED N.W. CORNELL ROAD (COUNTY ROAD 1149); THENCE NORTH 86(degree)10'30" EAST, ALONG SAID CENTERLINE, 1508.04 FEET; THENCE NORTH 03(degree)49'30" EAST,
30.32 FEET TO A POINT ON A SPIRAL CURVE ON THE SOUTH LINE OF THAT TRACT OF LAND DESCRIBED IN DEED DOCUMENT NO. 84-035094, WASHINGTON COUNTY DEED RECORDS, SAID POINT BEING THE TRUE POINT OF BEGINNING; THENCE NORTH 03(degree)49'30" WEST,
146.01 FEET; THENCE NORTH 86(degree)10'32" EAST, 6.00 FEET; THENCE NORTH 03(degree)49'30" WEST, 190.00 FEET; THENCE SOUTH 86(degree)10'30" WEST, 71.67 FEET; THENCE NORTH 03(degree)49'30" WEST, 404.50 FEET; THENCE NORTH 86(degree)10'30" EAST, 418.00 FEET; THENCE NORTH 03(degree)49'30" WEST, 120.56 FEET; THENCE NORTH 75(degree)35'18" EAST, 40.69 FEET; THENCE SOUTH 03(degree)49'30" EAST, 831.18 FEET TO THE SOUTH LINE OF THE LAND DESCRIBED IN DEED DOCUMENT NO. 84-035094; THENCE WESTERLY, ALONG SAID SOUTH LINE, 7.51 FEET ON THE ARC OF A NONTANGENT 686.20 FOOT RADIUS CURVE CONCAVE TO THE NORTH THROUGH A CENTRAL ANGLE OF 00(degree)37'37" (THE LONG CHORD BEARS SOUTH 69(degree)49'51" WEST, 7.51 FEET) TO A POINT OF SPIRAL CURVATURE; THENCE 386.80 FEET MORE OR LESS ON THE ARC OF A SPIRAL CURVE TO THE RIGHT (THE LONG CHORD BEARS SOUTH 80(degree)56'39" WEST, 386.74 FEET TO THE TRUE POINT OF BEGINNING, CONTAINING 313,870 SQUARE FEET, OR 7.21 ACRES, MORE OR LESS.

REFERENCE SURVEY- PLAT OF COUNTY ROAD NUMBER 2662, WASHINGTON COUNTY SURVEY RECORDS.

OCTOBER 13, 1997

LEGAL DESCRIPTION
ORENCO COMMERCIAL TRACT 4                                        JOB NO. 381-010

A TRACT OF LAND LOCATED IN THE SOUTHWEST ONE-QUARTER OF SECTION 26, TOWNSHIP 1 NORTH, RANGE 2 WEST, WILLAMETTE MERIDIAN, AND ALSO LOCATED IN THE ISAAC BUTLER D.L.C. NO. 48, IN THE CITY OF HILLSBORO, WASHINGTON COUNTY, OREGON, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING ON THE SOUTH RIGHT OF WAY LINE OF N.W. CORNELL ROAD (COUNTY ROAD 2662, BEING 114.00 FEET WIDE) AT ITS POINT OF INTERSECTION WITH THE CENTERLINE OF VACATED N.W. CORNELL ROAD (COUNTY ROAD 1149); THENCE NORTH 86(degree)10'30" EAST, ALONG SAID CENTERLINE, 847.86 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTH 03(degree)49'30" WEST, 64.78 FEET; THENCE NORTH 10(degree)12'41" EAST,
74.94 FEET; THENCE NORTH 03(degree)49'30" WEST, 264.47 FEET; THENCE NORTH 34(degree)03'05" EAST, 467.32 FEET; THENCE NORTH 86(degree)10'30" EAST, 212.15 FEET TO A POINT OF CURVATURE; THENCE 39.18 FEET ALONG THE ARC OF A 25.00 FOOT RADIUS CURVE TO THE LEFT THROUGH A CENTRAL ANGLE OF 89(degree)47'49" (THE LONG CHORD BEARS NORTH 41(degree)16'35" EAST, 35.29 FEET); THENCE NORTH 03(degree)37'18" WEST, 76.10 FEET TO A POINT OF CURVATURE; THENCE 23.75 FEET ALONG THE ARC OF A 60.00 FOOT RADIUS CURVE TO THE RIGHT THROUGH A CENTRAL ANGLE OF 22(degree)40'34" (THE LONG CHORD BEARS NORTH 07(degree)30'47" EAST, 23.59
FEET); THENCE NORTH 18(degree)51'00" EAST, 20.83 FEET; THENCE 168.65 FEET ALONG THE ARC OF A NONTANGENT 358.00 FOOT RADIUS CURVE CONCAVE TO THE NORTH THROUGH A CENTRAL ANGLE OF 26(degree)59'27" (THE LONG CHORD BEARS SOUTH 82(degree)55'12" EAST, 167.09 FEET); THENCE NORTH 83(degree)35'04" EAST, 174.86 FEET; THENCE NORTH 86(degree)01'45" EAST, 115.25 FEET; THENCE NORTH 75(degree)35'12" EAST,
3.39 FEET; THENCE SOUTH 03(degree)49'30" EAST, 120.56 FEET; THENCE SOUTH 86(degree)10'30" WEST, 418.00 FEET; THENCE SOUTH 03(degree)49'30" EAST, 404.50 FEET; THENCE NORTH 86(degree)10'30" EAST, 71.67 FEET; THENCE SOUTH 03(degree)49'30" EAST, 190.00 FEET; THENCE SOUTH 86(degree)10'32" WEST, 6.00 FEET; THENCE SOUTH 03(degree)49'30" EAST, 146.01 FEET TO A POINT ON A SPIRAL CURVE ON THE SOUTH LINE OF THAT TRACT OF LAND DESCRIBED IN DEED DOCUMENT NO. 84-035094; THENCE 3.53 FEET ALONG THE ARC OF A NONTANGENT SPIRAL CURVE CONCAVE TO THE NORTH (THE SPIRAL CHORD BEARS SOUTH 80(degree)56'42" WEST, 3.53 FEET) TO THE NORTH RIGHT OF WAY LINE OF N.W. CORNELL ROAD (COUNTY ROAD NO. 1149, BEING
60.00 FEET WIDE); THENCE, ALONG SAID NORTH RIGHT OF WAY LINE, SOUTH 86(degree)10'30" WEST, 528.32 FEET TO THE WEST END OF THE UNVACATED PORTION OF SAID COUNTY ROAD NO. 1149; THENCE SOUTH 03(degree)49'30" EAST, 30.00 FEET TO THE CENTERLINE OF SAID COUNTY ROAD NO. 1149; THENCE SOUTH 86(degree)10'30"

WEST, 128.34 FEET TO THE TRUE POINT OF BEGINNING, CONTAINING 458,422 SQUARE FEET OR 10.52 ACRES, MORE OR LESS.

REFERENCE SURVEY- PLAT OF COUNTY ROAD NUMBER 2662, WASHINGTON COUNTY SURVEY RECORDS.

OCTOBER 13, 1997

LEGAL DESCRIPTION
ORENCO COMMERCIAL TRACT 5                                        JOB NO. 381-010

A TRACT OF LAND LOCATED IN THE SOUTHWEST ONE-QUARTER OF SECTION 26, TOWNSHIP 1 NORTH, RANGE 2 WEST, WILLAMETTE MERIDIAN, AND ALSO LOCATED IN THE ISAAC BUTLER D.L.C. NO. 48, IN THE CITY OF HILLSBORO, WASHINGTON COUNTY, OREGON, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING ON THE SOUTHEASTERLY RIGHT OF WAY LINE OF N.W. CORNELL ROAD (COUNTY ROAD 2662) AT ENGINEER'S STATION 78+32.62/57.00 FEET RIGHT AS SHOWN ON THE PLAT OF COUNTY ROAD NO. 2662, WASHINGTON COUNTY SURVEY RECORDS; THENCE CONTINUING ON SAID RIGHT OF WAY LINE, NORTH 30(degree)27'20" EAST, 558.02 FEET; THENCE, LEAVING SAID RIGHT OF WAY LINE, NORTH 77(degree)09'46" EAST, 38.58 FEET; THENCE SOUTH 56(degree)07'48" EAST, 182.44 FEET TO A POINT OF CURVATURE; THENCE 83.07 FEET ALONG THE ARC OF A 358.00 FOOT RADIUS CURVE TO THE LEFT THROUGH A CENTRAL ANGLE OF 13(degree)17'41" (THE LONG CHORD BEARS SOUTH 62(degree)46'39" EAST,
82.88 FEET); THENCE SOUTH 18(degree)51'00" WEST, 20.83 FEET TO A POINT OF CURVATURE; THENCE 23.75 FEET ALONG THE ARC OF A 60.00 FOOT RADIUS CURVE TO THE LEFT THROUGH A CENTRAL ANGLE OF 22(degree)40'34" (THE LONG CHORD BEARS SOUTH 07(degree)30'46" WEST, 23.59 FEET); THENCE SOUTH 03(degree)37'18" EAST, 76.10 FEET TO A POINT OF CURVATURE; THENCE 39.18 FEET ALONG THE ARC OF A 25.00 FOOT RADIUS CURVE TO THE RIGHT THROUGH A CENTRAL ANGLE OF 89(degree)47'49" (THE LONG CHORD BEARS SOUTH 41(degree)16'35" WEST, 35.29 FEET); THENCE SOUTH 86(degree)10'30" WEST, 212.15 FEET; THENCE SOUTH 34(degree)03'05" WEST, 467.32 FEET; THENCE SOUTH 03(degree)49'30" EAST, 264.47 FEET; THENCE SOUTH 10(degree)12'41" WEST, 74.94 FEET; THENCE SOUTH 03(degree)49'30" EAST, 23.28 FEET; THENCE SOUTH 86(degree)10'30" WEST, 45.00 FEET TO A POINT OF CURVATURE; THENCE 313.47 FEET ALONG THE ARC OF A 328.00 FOOT RADIUS CURVE TO THE RIGHT THROUGH A CENTRAL ANGLE OF 54(degree)45'28" (THE LONG CHORD BEARS NORTH 66(degree)26'46" WEST, 301.68 FEET); THENCE NORTH 39(degree)04'02" WEST, 61.34 FEET; THENCE NORTH 04(degree)53'28" EAST, 27.77 FEET TO THE SOUTHEASTERLY RIGHT OF WAY LINE OF SAID N.W. CORNELL ROAD; THENCE CONTINUING ON SAID RIGHT OF WAY LINE, 483.82 FEET ALONG THE ARC OF A NONTANGENT 1507.00 FOOT RADIUS CURVE TO THE LEFT THROUGH A CENTRAL ANGLE OF 18(degree)23'41" (THE LONG CHORD BEARS NORTH 39(degree)39'10" EAST, 481.74 FEET) TO THE POINT OF BEGINNING, CONTAINING 256,837 SQUARE FEET, OR 5.90 ACRES MORE OR LESS.

REFERENCE SURVEY- PLAT OF COUNTY ROAD NUMBER 2662, WASHINGTON COUNTY SURVEY RECORDS.

                                    EXHIBIT C
                                       TO
                       CROSSROADS AT ORENCO STATION LEASE

                            SCOPE OF LANDLORD'S WORK

                                AND TENANT'S WORK

I. LANDLORD'S WORK

     A. Design and Construction of Tenant's Building

          1. Description of Landlord's Work. Landlord shall furnish all labor and materials to construct and complete in a good, workmanlike manner the Tenant's Building in a dry, "vanilla shell" condition including the following:
(i) interior walls - framed and sheetrocked; (ii) floors - hard troweled concrete; (iii) ceilings - exposed framing and joist bay panels; (iv) doors and windows, including doors for interior offices and bathrooms; (v) electrical, service, panels, wall plugs, switches, j-boxes, overhead lights, and room fluorescent ceiling fixtures; (vi) plumbing, water service with separate meter, bibbs, stub outs, under-slab vents, and fixtures for two bathrooms; (vii) mechanical, HVAC packaged units, roof penetrations, gas piping, water heater, and associated vents; (viii) fire protection, as required per code, including emergency lighting, exit signs, smoke and heat detectors, and sprinkler system with stub-outs into Tenant improvement areas. Landlord's work shall not include: finishes, trade fixtures, generator and switching, low-voltage wiring, communication equipment, security system, floor electrical, architectural specialties, additional items described in Tenant's Plans, and any modification or addition to Landlord's Work required as the result of Tenant's specific use of Tenant's Building, all as described in the Final Plans (as hereinafter defined) for the G.I. Joe's store ("Tenant's Store). Such work is hereinafter referred to as "Landlord's Work". Landlord shall supervise and direct all Landlord's Work. Landlord shall be solely responsible for all construction means and methods, techniques, sequences and procedures, and for coordinating all portions of the Landlord's Work. All Landlord's Work shall be performed in accordance with the Lease to which this Exhibit C is attached.

          2. Prototype Plans and Shell Plans. Landlord has previously received Tenant's prototype plans and specifications for a typical G.I. Joe's store, and Landlord provided Tenant with a Site Plan of the Shopping Center, and exterior elevations and Shell Plans for Tenant's Store. Tenant hereby confirms that Tenant has reviewed and approved the Shell Plans and elevations.

          3. Final Plans. The Final Plans shall consist of the Shell Plans and Improvement Plans including any modifications mutually agreed upon by Tenant and Landlord. Final Plans shall be prepared by Landlord's architect and submitted to Landlord and Tenant for approval. Landlord and Tenant shall each have five (5) business days following receipt of the Final Plans to approve or disapprove the Final Plans. Any disapproval by either Landlord or Tenant must be accompanied by a specific description of the revisions that the disapproving party would require in order to approve the Final Plans. Landlord's architect shall incorporate into the Final Plans any suggested revisions received from Landlord or Tenant and resubmit the Final Plans to both Landlord and Tenant for approval within five
(5) days following receipt of a notice of disapproval. Any site plan included in the Final Plans shall conform generally to Exhibit "A" of this Lease. The Final Plans shall include without limitation plans for grading, driveways, parking areas, exterior elevations, and landscaping, as well as the Tenant's Store. The Tenant's Store shall contain approximately the number of square feet as set forth in this Lease. The Final Plans shall set forth the construction to be done by each party, it being understood that trade fixtures, furnishings and equipment, and other improvements provided in Tenant's Plans, shall be the responsibility of the Tenant.

          4. Approvals. Any disapproval or proposed revisions hereunder shall be on reasonable grounds and supported by a detailed written statement thereof. An untimely, unreasonable or unsupported disapproval or a failure to respond within the time allowed shall be deemed an approval for all purposes hereof. Time is of the essence hereof.

          5. Within thirty (30) days after approval of the Final Plans, Landlord shall select a general contractor who shall use commercially reasonable efforts to obtain bids from at least three (3) subcontractors in each category of Landlord's Work, all of which subcontractors shall be mutually acceptable to Landlord and Tenant. Landlord's Work shall be performed by the lowest responsible bidder. Landlord shall provide Tenant with copies of all bids for Tenant's Building delivered by subcontractors.

          6. Change Orders. Any changes to the Final Plans desired by Tenant subsequent to the approval of such plans by both parties shall be requested in writing. Landlord agrees to use its best efforts to incorporate plan changes requested in writing by Tenant and to notify Tenant immediately of any cost increase or potential delay caused by such changes. On the Delivery Date, Tenant shall reimburse Landlord in cash for the net cost increase, if any, caused by plan changes requested in writing by Tenant. If the net effect of Tenant's changes is a cost savings, the Development Costs and Fixed Minimum Monthly Rent shall be adjusted as set forth in Exhibit "F" of the Lease.

     B. Design and Construction of Common Area

     1. All Common Areas within the Core Area of the Shopping Center (as shown on the Site Plan) shall be appropriately completed (including paving and striping of parking areas, installation of light standards and landscapings, etc.) in accordance with the ECR.

     C. General Provisions Concerning Landlord's Work.

     If Tenant requests any changes or modifications to Landlord's Work, or if Tenant requests that Landlord delay construction of any improvements to accommodate Tenant's Work, Landlord shall advise Tenant in writing of the date the Premises would otherwise be available for occupancy and Tenant's obligation to pay Rent and all other sums due under the Lease shall commence on the earlier of: (i) thirty (30) days after such date, notwithstanding that Tenant has not opened for business and/or the Landlord's Work is not completed, or (ii) the date on which Tenant first opens for business in the Premises.

     Landlord's Work shall be deemed to be "substantially completed" on the date that Landlord's architect certifies to Landlord in writing (the "Architect's Certificate") that all work to be performed by Landlord pursuant to this Exhibit C is substantially complete, except for punch list items and construction items to be completed as part of the Shopping Center and/or part of the Premises that would not prevent Tenant from performing Tenant's Work, installing fixtures and equipment in the Premises, or opening for business in the Premises, and except for any of Landlord's Work which cannot be feasibly performed before Tenant completes Tenant's Work, fixturing, or decorating.

     Landlord shall provide Tenant with a copy of the Architect's Certificate, and Tenant shall have ten (10) days from receipt of such certificate within which to arrange a joint inspection of the Premises with Landlord, at which time a written punch list shall be prepared specifying those items of Landlord's Work, if any, which have not been satisfactorily completed as agreed upon by Landlord and Tenant based on such joint inspection (the "Punch List Work"). Landlord shall have thirty (30) days after receipt of the Punch List Work to complete the Punch List Work, or a reasonable time thereafter if any item of Punch List Work is of such a nature that it cannot be completed within such thirty (30) day period, provided Landlord completes such items of Punch List Work in good faith and with reasonable diligence.

     Upon the last to occur of the substantial completion of the Premises or the completion of the Punch List Work, Tenant shall conclusively be deemed to have accepted the Premises in their then existing condition, and Tenant hereby waives any right or claim arising out of the condition of the Premises, the appurtenances thereto, or the improvements, or equivalent, therein, including Landlord's Work, and Landlord shall not be liable for any latent or patent defects therein.

     Tenant shall make no changes, modifications, or alterations in Landlord's Work without the prior written consent of Landlord. Tenant shall pay, prior to the commencement of Landlord's Work, any additional charges, expenses, or costs, including fees for architectural, engineering, or other similar services, arising by reason of any changes, modifications, or alterations in Landlord's Work made at the request of Tenant.

II. TENANT'S WORK

     A. Design and Construction of Tenant's Work.

          1. Description of Work. Tenant shall furnish all labor and materials to construct and complete in a good, workmanlike manner the work described in Tenant's Plans (as hereinafter defined) for Tenant's Building. Such work is hereinafter referred to as "Tenant's Work". Tenant shall supervise and direct all Tenant's Work. Tenant shall be solely responsible for all construction means and methods, techniques, sequences and procedures, and for coordinating all portions of the Tenant's Work. All Tenant's Work shall be performed in accordance with the Lease to which this Exhibit C is attached.

     Upon delivery of possession of Tenant's Building, Tenant, at its own expense, shall immediately proceed with due diligence to perform Tenant's Work and install Tenant's personal property, trade fixtures, equipment, and merchandise ("Tenant's Property") in Tenant's Building, all without interference with other work, if any, being done in the Shopping Center. Tenant's Work, and the installation of Tenant's Property, shall be performed in compliance with all reasonable rules which Landlord, its architect,, and its contractors may make. Tenant shall, upon final completion of Tenant's Work, furnish Landlord with copies of all certificates and approvals relating to any work or installations done by Tenant that may be required by any governmental authority or insurance company. Landlord shall have no responsibility for any loss of or damage to any of Tenant's Property so installed or left in Tenant's Building. Tenant's entry shall be subject to all of the provisions of the Lease other than the payment of Rent and other charges to Landlord; at all times after such entry, Tenant shall maintain or cause to be maintained in effect insurance complying with the Lease.

          2. Tenant's Plans. Tenant shall deliver to Landlord a set of plans and specifications ("Tenant's Plans") for Tenant's Work. Tenant's Plans shall include any modifications mutually agreed upon by Tenant and Landlord. Tenant's Plans shall be prepared by Tenant's architect and submitted to Landlord for approval. Landlord shall have ten (10) business days following receipt of Tenant's Plans to approve or disapprove Tenant's Plans. Any disapproval by Landlord must be accompanied by a specific description of the revisions that the disapproving party would require in order to approve Tenant's Plans. Tenant's architect shall incorporate into Tenant's Plans any suggested revisions received from Landlord and resubmit Tenant's Plans to both Landlord and Tenant for approval within five (5) days following receipt of a notice of disapproval. Tenant's Plans shall include without limitation plans for all interior improvements to Tenant's Building, including, but not limited to wall paints or coverings, floor coverings, and any modification to the HVAC, electrical or plumbing systems required as the result of Tenant's use of Tenant's Building. Tenant's Plans shall include the description and general location of Tenant's trade fixtures, furnishings and equipment.

          3. Approvals. Any disapproval or proposed revisions hereunder shall be on reasonable grounds and supported by a detailed written statement thereof. An untimely, unreasonable or unsupported disapproval or a failure to respond within the time allowed shall be deemed an approval for all purposes hereof. Time is of the essence hereof.

          4. Change Orders. Any changes to Tenant's Plans desired by Tenant subsequent to the approval of such plans by both parties shall be requested in writing. Tenant agrees to use its best efforts to incorporate plan changes requested in writing by Landlord and to notify Landlord immediately of any potential delay caused by such changes.

     B. General Provisions Concerning Tenant's Work.

     Any roof penetrations made by Tenant or its contractors shall first be approved by and then patched by Landlord's roofing contractor, and Tenant shall reimburse to Landlord the cost thereof.

     All of Tenant's Work shall be designed by a competent licensed architect and shall be performed under the supervision of such architect by financially sound and bondable contractors of good reputation in accordance with plans and specifications approved in writing by Landlord before commencement of any work. All contractors performing Tenant's Work shall be subject to Landlord's prior approval, and Tenant shall not use any contractor not approved in writing by Landlord. In connection with its consent, Landlord may require that any contractor, or major subcontractors, provide payment and completion bonds in such amounts and with sureties acceptable to Landlord. All work shall be performed in a good and workmanlike manner, diligently prosecuted to completion, and using new materials of good quality. Tenant shall notify Landlord at least twenty (20) days prior to the commencement of any work, so that Landlord may post, file, and/or record a notice of non-responsibility or other notice required under applicable mechanics' lien laws. Upon completion of any work hereunder, Tenant shall record in the Office of the Recorder of Washington County, Oregon, a notice of completion or any other notice required or permitted by applicable mechanics' lien laws to commence the running of, or terminate, any period for the filing of liens or claims, and shall deliver to Landlord any certificate of occupancy or other equivalent evidence of completion of such work in accordance with the requirements of applicable law. Tenant's Work shall be performed in compliance with all applicable laws, codes, rules, and regulations of all governmental and quasi-governmental authorities with jurisdiction. All contractors performing any such work shall maintain insurance which meets the requirements of Section 6.1 of the Lease.

     With respect to any work performed by or at the direction of Tenant, Tenant shall pay, or cause to be paid, all sums, costs, and expenses due for, or purporting to be due for, any work, labor, services, materials, supplies, or equipment furnished, or claimed to be furnished, to or for Tenant and shall keep Tenant's Building and the Shopping Center free of all mechanics', materialmen's or other liens arising therefrom. Tenant may contest any such lien, if Tenant first procures and posts, records, and/or files a bond or bonds issued by a financially sound, qualified corporate surety, in conformance with the requirements of applicable law for the release of such lien from Tenant's Building and/or Shopping Center. Tenant shall pay and fully discharge any contested claim of lien within five (5) days after entry of final judgment adverse to Tenant in any action or enforce or foreclose the same; notwithstanding any such contest, Landlord shall have the absolute right at any time to pay any lien imposed hereunder if in Landlord's reasonable good faith judgment such payment is necessary to avoid the forfeiture, involuntary sale or loss of any interest of Landlord or any other tenant or owner in the Shopping Center, or any portion thereof. Tenant shall indemnify, defend, protect, and hold Landlord harmless of and from any and all loss, cost, liability, damage, injury, or expense (including attorneys' fees) arising out of or in connection with claims or liens for work, labor, services, materials, supplies, or equipment furnished or claimed to be furnished to or for Tenant in, upon, or about Tenant's Building or the Shopping Center.

                                    EXHIBIT D
                                       TO
                       CROSSROADS AT ORENCO STATION LEASE

                               FORM OF CERTIFICATE

[Date]

PacTrust
Attn: General Counsel/COS-02
15350 S.W. Sequoia Pkwy., #300
Portland, OR 97224

Gentlemen:

Re: Unit COS-02, Crossroads Shopping Center at Orenco Station Hillsboro, Oregon (the "Premises")

     On or about __________, 199__, G.I. Joe's, Inc., an Oregon corporation, dba "G.I. Joe's," as Tenant, and Pacific Realty Associates, L.P., a Delaware limited partnership, as Landlord, entered into a Lease for the Premises.

     Section 3.2 of the Lease requires that within fifteen (15) days following the Term Commencement Date as defined therein, Tenant shall deliver a certificate to Landlord confirming certain matters.

     Therefore, by execution of this letter, Tenant confirms the following facts:

     1. That the Term Commencement Date is _________, 199__, that Tenant has accepted the Premises and that the Premises are in the condition required by the Lease;

     2. That the Original Term of the at midnight on ________, 19__; and

     3. That the payment of Rent commenced or, pursuant to the Lease, will commence on ___________, 199__.

                                  Very truly yours,

                                  G.I. JOE'S, INC.,
                                  an Oregon corporation

                                  By:___________________________________________
                                  Its:__________________________________________


                                  By:___________________________________________
                                  Its:__________________________________________

                                    EXHIBIT E
                                       TO
                       CROSSROADS AT ORENCO STATION LEASE

                              RULES AND REGULATIONS

     The following Rules and Regulations shall remain in full force and effect until Tenant is notified in writing by Landlord of any changes or amendments to the Rules and Regulations.

     (1) Landlord's employees or agents shall not perform any work or do anything outside of their regular duties for Tenant, unless under special instructions from Landlord.

     (2) All loading and unloading of goods, merchandise, supplies, and all other items used, held, or stored by Tenant in connection with the Premises shall be done only through the rear door of the Premises.

     (3) No aerial or satellite dishes or antennas shall be erected on the roof or exterior walls of the Premises or the Building of which the Premises are a part without Landlord's consent not to be unreasonably withheld.

     (4) Landlord reserves the right to require Tenant to discontinue any display or demonstration in or from the Premises which, in Landlord's sole opinion, interferes with the use of the public passageways of the Shopping Center or constitutes a nuisance or an unhealthy or unsafe condition.

     (5) Tenant shall at all times maintain an adequate number of suitable fire extinguishers in good working order in the Premises for use in case of local fires, including electrical or chemical fires.

     (6) Tenant shall immediately notify Landlord of any breakage, injury, fire, or disorder which comes to its attention which occurs in or about the Premises or any of the Common Areas.

     (7) Tenant shall not cause or permit any unusual or objectionable odors to be produced or emanate from the Premises.

     (8) Tenant shall not permit the use in the Premises of any device or instrument, such as a sound reproduction system, television sets, phonographs or radios or excessively bright, changing, flashing, flickering, moving or neon lights, or other lighting devices or any similar devices, intended to be audible or visible beyond the confines of the Premises, nor shall Tenant permit any act or thing upon the Premises disturbing to normal sensibilities or other tenants in the Shopping Center.

     (9) Tenant shall not, at any time, place any security gate or grille in front of the entrance doors or storefront of the Premises.

     (10) Canvassing, soliciting, and peddling in the Shopping Center is prohibited, and Tenant shall not encourage same. Tenant shall not solicit business in the parking area or other Common Areas, or distribute handbills or other advertising matter in or upon automobiles parked in the Shopping Center, provided that the foregoing shall not prohibit Tenant from using direct mail solicitation or advertising in the regular communications media.

     (11) Landlord reserves the right to exclude from the Shopping Center at any time disorderly persons and any person who does not have sufficient reason for being on or about the Shopping Center. If requested in writing by Landlord, Tenant shall promptly furnish to Landlord an up-to-date list of Tenant's employees and give reasonable advance notice to Landlord of invitees expected outside of regular business hours.

     (12) Employees of Landlord are prohibited from receiving any packages or other articles delivered to the Shopping Center for Tenant and, should any such employee receive any such package or article, he or she in so doing shall be the agent of Tenant and not Landlord.

     (13) Tenant shall insure that all entrance doors in the Premises shall be locked when the Premises are not in use.

     (14) Landlord shall not be responsible to Tenant for the non-observance or violation of any of these Rules and Regulations at any time by any other tenant of the Shopping Center.

     (15) Tenant shall furnish and install all light bulbs for the Premises.

     (16) Tenant and Tenant's employees shall park their cars only in those portions of the parking areas which may be designated for that purpose by Landlord from time to time. If requested in writing by Landlord, Tenant shall promptly furnish Landlord with the automobile license numbers of the automobiles used by Tenant and Tenant's employees and shall require its employees to place a sticker on their vehicles indicating their right to park in the parking area if such stickers are provided by Landlord. Tenant hereby authorizes Landlord to remove or cause to be removed from the Shopping Center any of Tenant's car or cars belonging to Tenant's employees which are not parked in designated areas. Any such removal shall be at Tenant's sole cost and expense. Tenant hereby waives and releases Landlord and hereby indemnifies and agrees to hold Landlord harmless from all claims, liabilities, costs, and expenses which may result or arise from such unauthorized parking.

     (17) Tenant shall not place, hang, tape, install, or otherwise affix any paper or other signage in or on the glass doors, show windows, or other storefront areas of the Premises

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
unless previously approved by Landlord, which approval shall not be unreasonably withheld.

     (18) Landlord may, upon written request by Tenant, waive the compliance by Tenant of any of the foregoing Rules and Regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (ii) any such waiver shall not relieve Tenant from the obligation to comply with such Rule or Regulation in the future unless expressly consented to by Landlord, and (iii) no waiver granted to Tenant shall relieve any other tenant from the obligation of complying with the foregoing Rules and Regulations, unless such other tenant has received a similar waiver in writing from Landlord.

     (19) The term "Tenant" as used herein shall also mean, in addition to the Tenant under the Lease, any sublessee, assignee, agent, servant, contractor, employee, invitee, or licensee of Tenant. All said parties are subject to compliance with these Rules and Regulations.

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
                                    EXHIBIT F
                                       TO
                       CROSSROADS AT ORENCO STATION LEASE

                   DETERMINATION OF FIXED MINIMUM MONTHLY RENT



1. Determination of Fixed Minimum Monthly Rent based on Cost of Development.

     1.1 The Fixed Minimum Monthly Rent for the first sixty (60) months of the Original Term shall be the sum of (i) eleven percent (11%) of the value of the land on which the Premises is located, (ii) eleven percent (11 %) of the actual Development Costs for the Premises and all improvements thereon (as defined below) and (iii) the sum of (A) Tenant's Proportionate Share of the cost of the real property dedicated by Landlord as Usable Open Space at Six Dollars ($6.00) per square foot and (B) all costs incurred by Landlord in the development and landscaping of such Usable Open Space, less Tenant's Share of Development Costs, as hereinafter defined. The Fixed Minimum Monthly Rent is based upon the assumption that the foregoing costs will be as follows:

          1.1.1 Land value (including Usable Open Space) of $1,389,024.00 based on a rate of $6.00 per square foot for the Premises Parcel [231,504 square feet]; and

          1.1.2 Development Costs of $4,452,366.00.

     As used herein, "Development Costs" shall include the following: architectural and engineering fees, soil testing, surveys, site work, pro rata share of off-site improvement costs per Addendum No. 1 to this Exhibit F, construction costs for Landlord's Work (including costs of developing and landscaping the Usable Open Space), permits, construction period interest at nine percent (9%) per annum through the Term Commencement Date, taxes and insurance, any other reasonable costs directly related thereto, and any real estate commissions paid in procuring this Lease.

     1.2. If the chosen bid for construction of Landlord's Work causes Development Costs to exceed Four Million Four Hundred Fifty-Two Thousand Three Hundred Sixty-Six Dollars ($4,452,366.00) (including Landlord's most current good faith estimate of other outstanding items to be included as Development Costs), Tenant shall have the right to cancel this Lease by giving written notice to Landlord within fifteen (15) days after the date of Landlord's receipt and delivery of same to Tenant of the last bids for Landlord's Work. If Tenant does not timely cancel this Lease, then Tenant shall be deemed to have elected to continue this Lease in effect at the increased rental rate determined in
Section 1.5 below to reflect the increased Development Costs. Tenant's right of cancellation shall be subject to Landlord's right within fifteen (15) days after receipt of any such notice of written cancellation from the Tenant to elect, by written notice to Tenant, to assume and pay the

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
additional Development Costs in excess of Four Million Four Hundred Fifty-Two Thousand Three Hundred Sixty-Six Dollars ($4,452,366.00) in which case Tenant's notice of cancellation shall be automatically voided and this Lease shall continue in full force and effect, but the Fixed Minimum Monthly Rent shall be based upon Development Costs of Three Million Nine Hundred Fifty-Two Thousand Three Hundred Sixty-Six Dollars ($3,952,366.00) instead of the actual Development Costs.

     1.3. If after a bid is chosen for construction of Landlord's Work, Landlord requests a change order, the monetary cost of which results in Development Costs exceeding Four Million Four Hundred Fifty-Two Thousand Three Hundred Sixty-Six Dollars ($4,452,366.00) the Fixed Minimum Monthly Rent shall not be increased pursuant to Section 1.4 below to reflect the increased Development Costs as a result of such change order unless Landlord has obtained Tenant's prior written consent to such change order. Prior to approving any necessary change order (as determined by Landlord in its reasonable discretion), the monetary cost of which will increase Development Costs by more than $5,000, on the Building or $15,000 on Common Area, Landlord shall use its best efforts to notify (by telephone or fax) Tenant's construction representative (who will be designated by Tenant prior to commencement of construction) of such change order. If Tenant's construction representative notifies Landlord of an objection to the change order and, provided the construction schedule is not delayed, Landlord will negotiate in good faith with Tenant to resolve Tenant's objection. Prior to approving any change order which is not a necessary change order, if the monetary cost of such change order will increase Development Costs by more than $5,000, on the Building or $15,000 on Common Area, Landlord shall not consent to such change order unless Landlord has obtained Tenant's prior written consent to such change order which Tenant shall not unreasonably withhold.

     1.4 Should the actual Development Costs be less than or exceed Four Million Four Hundred Fifty-Two Thousand Three Hundred Sixty-Six Dollars ($4,452,366.00) but subject to Sections 1.2 and 1.3 regarding responsibility for increases in the actual Development Costs, then the parties shall enter into a lease modification agreement decreasing or increasing the annual Fixed Minimum Monthly Rent set for Lease Years 1-5 by an amount equal to eleven percent (11%) multiplied by the difference between the actual Development Costs and Four Million Four Hundred Fifty-Two Thousand Three Hundred Sixty-Six Dollars ($4,452,366.00) (and the annual Fixed Minimum Monthly Rent for Lease Years 6-10 and Lease Years 11-15 shall be similarly adjusted to maintain a ten percent (10%) increase in Fixed Minimum Monthly Rent from Lease Years 1-5 to Lease Years 6-10 and from Lease Years 6-10 to Lease Years 11-15);

     1.5 Notwithstanding the foregoing, Tenant's Fixed Minimum Monthly Rent shall not exceed Forty Eight Thousand Nine Hundred Sixty-Three Dollars ($48,963.00) per month unless Landlord and Tenant agreed upon a higher rent after the preconstruction bids were completed.

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
2. Payment of Tenant's Share of Development Costs.

     Tenant agrees that within thirty (30) days of receipt from Landlord of written notice that Landlord has completed at least fifty percent (50%) of Landlord's Work, which notice shall be accompanied by the certificate of Landlord's architect certifying such completion and an accounting and itemization of such portion of Landlord's Work, Tenant shall deliver to Landlord by wire transfer the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) as Tenant's contribution to the Development Costs. Within thirty (30) days of receipt by Tenant of Landlord's notice certifying that Landlord has substantially completed all of Landlord's Work, which notice shall be accompanied by the certificate of Landlord's architect confirming such completion and an accounting and itemization of such portion of Landlord's Work, Landlord shall provide Tenant with Landlord's calculation of the Fixed Minimum Monthly Rent in accordance with Paragraph 1.1 above and Tenant shall deliver to Landlord by wire transfer the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) which shall be Tenant's final payment of its contribution to the Development Costs. Any breach of the requirement to pay Tenant's contribution to the Development Costs as set forth in this Paragraph 2 shall be deemed a breach of the Lease to which this Exhibit F is attached and shall entitle Landlord to exercise any and all remedies as set forth in said Lease.